SEVENTH AMENDMENT OF LEASE

THIS SEVENTH AMENDMENT OF LEASE, (this "Amendment") made as of the ___ day of June, 2008 (sometimes referred to as the "date hereof"), by and between ONE PENN PLAZA LLC, a New York limited liability company, having an office c/o Vornado Office Management LLC, 888 Seventh Avenue, New York, New York 10019 ("Landlord"), and BROADPOINT SECURITIES GROUP, INC., a New York corporation with an address at One Penn Plaza, New York, New York 10119, Attention: Laurence Mascera ("Tenant").

W I T N E S S E T H:

WHEREAS, by Agreement of Lease, dated as of March 21, 1996 (the "Original Lease"), Landlord’s predecessor-in-interest, Mid-City Associates ("Mid-City") did demise and let unto First Albany Companies, Inc. ("FAC"), and FAC did hire and take from Mid-City the entire forty-second (42nd) floor as more particularly identified in the Original Lease (the "42nd Floor Premises"), of the building known as and by the street address of One Penn Plaza, New York, New York (the "Building");

WHEREAS, by a Lease Modification Agreement, dated as of June 17, 1996 and a Second Lease Modification Agreement, dated as of July 12, 1996, and as more particularly provided in such amendments, Landlord leased to Tenant (x) a portion of the forty-first (41st) floor of the Building, as more particularly identified therein (the "First 41st Floor Premises") and (y) a portion of the fortieth (40th) floor of the Building, as more particularly shown on Exhibit "C" attached hereto and made a part hereof and identified thereon as Spaces "A", "B", "C" and "D" (collectively, the "Original 40th Floor Premises");

WHEREAS, Landlord succeeded to Mid-City’s interest in the Building;

WHEREAS, pursuant to a Third Amendment of Lease, dated December 1, 1999, and as more particularly provided therein, Landlord leased to Tenant an additional portion of the forty-first (41st) floor of the Building (together with the First 41st Floor Premises, the "41st Floor Premises");

                                WHEREAS, Landlord and Tenant entered into a Fourth Amendment of Lease, dated as of August 1, 2000;

WHEREAS,  Landlord and Tenant entered into a Fifth Amendment of Lease, dated as of December 19, 2003 (the "Fifth Amendment"), and a Sixth Amendment of Lease (the "Sixth Amendment"), dated as of September 30, 2004 (the Original Lease, as heretofore amended, the "Lease"), regarding the subleasing by Tenant to Wiener Realty Management, LLC ("Wiener") of certain portions of the Original 40th Floor Premises, including Space "A" and Space "D", but excluding Space "B" and Space "C";
WHEREAS, as used herein, (i) the term "Expiring Premises" shall mean  collectively, (x) Space "A" and Space "D" comprising a part of the Original 40th Floor Premises, as more particularly identified on Exhibit "C" attached hereto and made a part hereof and (y) the 41st Floor Premises, (ii) the term "40th Floor Premises" shall mean collectively, Space "B" and Space "C" comprising a part of the Original 40th Floor Premises, as more particularly identified on Exhibit "C" attached hereto and made a part hereof , and (iii) the terms "Premises" and "demised premises" as used herein and in the Lease shall mean, (x) prior to the Effective Date (as hereinafter defined), collectively, the 42nd Floor Premises, the Original 40th Floor Premises and the 41st Floor Premises; and (y) from and after the Effective Date, collectively, subject to Paragraph 2 hereof, the 40th Floor Premises and the 42nd Floor Premises;

WHEREAS, FAC changed its name to Broadpoint Securities Group, Inc.; and

WHEREAS, Landlord and Tenant desire to modify the Lease to extend the term thereof and otherwise modify the Lease as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and of the sum of Ten Dollars ($10.00) paid by Tenant to Landlord, and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their legal representatives, successors and assigns, hereby agree as follows:

1.    Definitions.  All capitalized terms used herein shall have the meanings ascribed to them in the Lease, unless otherwise defined herein.

2.    Lease Term.  The term of the Lease, with respect to the 40th Floor Premises and the 42nd Floor Premises only, is hereby extended on all of the same terms and conditions set forth in the Lease, as hereinafter modified, so that the term of the Lease shall expire at 11:59 PM on March 31, 2021 (the "New Expiration Date"), unless it shall sooner expire pursuant to any of the terms, covenants or conditions of the Lease, as amended by this Amendment, or pursuant to law.  Accordingly, from and after the date hereof, the New Expiration Date shall be deemed to be the expiration of the term of the Lease (as such words are used in the Lease, as amended hereby) for all purposes of the Lease, as amended hereby. Notwithstanding the foregoing provisions of this Paragraph 2 to the contrary, in addition to Landlord’s termination right under Paragraph 3(H) hereof, Tenant shall have the right to terminate the Lease, with respect to the 40th Floor Premises only, effective on the last day of any month, without payment or penalty, by giving Landlord at least sixty (60) days' prior notice of the date on which the Lease (as amended hereby), with respect to the 40th Floor Premises only, shall terminate and on the date specified in such notice, the Term of the Lease shall expire with respect to the 40th Floor Premises only, and the provisions of Article 18 shall be applicable to the 40th Floor Premises.  The date on which the Lease terminates in respect of the 40th Floor Premises (whether pursuant to this Paragraph 2 or otherwise) is sometimes referred to herein as the "40th Floor Premises Termination Date"). On the original expiration of the term of the Lease which is October 31, 2008 (the "Expiring Premises Expiration Date"), the term of the Lease shall expire with respect to the Expiring Premises only, and the provisions of Article 18 shall be applicable thereto; provided, however, that as to the portion of the Expiring Premises located on the 40th floor of the Building (i.e., Spaces "A" and "D"), from and after the Expiring Premises Expiration Date, Tenant shall have no further obligation to Landlord in respect thereof (including, without limitation, any obligation arising from a holdover in Spaces "A" and "D" by Wiener, except to the extent such obligation accrued prior to the Expiring Premises Expiration Date; and provided, further, that as to the entire Expiring Premises (on the Expiring Premises Expiration Date), and as to the 40th Floor Premises (on the 40th Floor Expiration Date), Tenant shall have no obligation to remove any alterations thereto made by or for Tenant.

3.    Modification of Lease:  40th Floor Premises.  With respect to the 40th Floor Premises only, from and after November 1, 2008 (the "Effective Date"), or such earlier date as may be specified herein, the Lease is modified and amended as follows:

(A)           The fixed annual rent (including the ERIF equal to $3.50 per rentable square foot as of the date hereof) shall be an amount equal to:

(i)           One Hundred Eighty-Five Thousand One Hundred Sixty-Six Dollars and No Cents ($185,166.00) per annum ($15,430.50 per month), for the period commencing on the Effective Date and ending on the day immediately preceding the fourth (4th) anniversary of the Premises Rent Commencement Date (as hereinafter defined), payable in advance in equal monthly installments at the times and in the manner provided in the Lease;

(ii)           One Hundred Ninety-Nine Thousand Seven Hundred Forty-Six Dollars and No Cents ($199,746.00) per annum ($16,645.50 per month), for the period commencing on the fourth (4th) anniversary of the Premises Rent Commencement Date and ending on the day immediately preceding the eighth (8th) anniversary of the Premises Rent Commencement Date, payable in advance in equal monthly installments at the times and in the manner provided in the Lease; and

(iii)           Two Hundred Fourteen Thousand Three Hundred Twenty-Six Dollars and No Cents ($214,326.00) per annum ($17,860.50 per month), for the period commencing on eighth (8th) anniversary of the Premises Rent Commencement Date and ending on the New Expiration Date, payable in advance in equal monthly installments at the times and in the manner provided in the Lease.

                (B)    Section 27.04(b) of the Lease shall be modified as follows:

(i)           The date "March 1, 1996" set forth in the first paragraph thereof shall be deemed deleted each time it shall appear and the date "March 1, 2008" shall be deemed inserted in lieu thereof.  The date "March 1, 1996" set forth in the third paragraph thereof shall be deemed deleted and the date "November 1, 2009" shall be deemed inserted in lieu thereof.

(ii)           Notwithstanding anything to the contrary in the second paragraph thereof, the parties acknowledge that the fixed annual rent for the 40th Floor Premises as set forth above in this Seventh Amendment includes ERIF of $3.50 per rentable square foot.

(C)    The term "base year" (as such term is defined in Section 46(a)(i) of the Lease) shall mean the calendar year 2009.

(D)    The term "base tax year" (as such term is defined in Section 46(a)(ii) of the Lease) shall mean the New York City real estate tax year commencing July 1, 2008 and ending June 30, 2009 (i.e., "base tax year" representing an amount of taxes).

(E)    The term "The Percentage" (as such term is defined in Section 46(a)(iii) of the Lease) shall mean one thousand two hundred seventy-four ten thousandths percent (0.1274%) for real estate tax escalation calculated using 2,288,772 as the deemed rentable square footage of the Building and shall mean one thousand four hundred fifty-three ten thousandths percent (0.1453%) for expense escalation calculated using 2,007,218 as the deemed rentable square footage of the Building (excluding the retail portion thereof).
(F)    Notwithstanding anything to the contrary in the Lease (including, without limitation, Sections 27.04(b), (e) and (f) thereof, as amended hereby), the ERIF included in the fixed annual rent (i.e., $3.50 per rentable square foot) for the 40th Floor Premises, as set forth herein, shall not be increased prior to November 1, 2009. In Section 27.04(g) of the Lease, the portion of the sentence beginning "if that use is consistent" and ending "Exhibit C." shall be deleted.  In Section 27.04(h) of the Lease the words "which are then normal or customary for use in a securities brokerage office" shall be deemed deleted and the words "which are from time to time normal or customary for securities brokerage office and/or for executive and/or general office use" shall be deemed inserted in lieu thereof.

(G)           Landlord covenants that commencing on the Effective Date, the Wiener Lease (as hereinafter defined) gives Tenant the right to access Space "C" across Space "A" (the "Access Provision").  Landlord covenants that until the 40th Floor Termination Date, Landlord shall not enter into any agreement that diminishes Tenant's rights  (as they exist on the date hereof) with respect to the Access Provision, and Landlord shall provide Tenant, or cause Tenant to be provided with, access over Space "A" to Space "C" in the same manner in which access over Space "A" is provided to Tenant on the date hereof, pursuant to the sublease, dated as of December 19, 2003, between Tenant and Wiener.
(H)           Landlord is party to a lease (the "Wiener Lease") with Wiener for certain premises in the Building.  Pursuant to the Wiener Lease, from and after the Effective Date, Landlord will lease to Wiener (among other areas) Space "A", as shown on Exhibit "C" attached to this Amendment.  Notwithstanding anything to the contrary contained in the Lease, as amended hereby, if (prior to the 40th Floor Termination Date) the Wiener Lease terminates as the result of a default by Wiener before the scheduled expiration date of the Wiener Lease (i.e., July 31, 2021), then Landlord shall give Tenant notice of such termination of the Wiener Lease, and if Landlord gives such notice, then the 40th Floor Termination Date shall occur on the date specified in such notice, which date so specified shall not be earlier than the later of (x) the ninetieth (90th) day following the giving of such notice and (y) the date on which the Wiener Lease terminates.

            4.         Modification of Lease:  42nd Floor Premises.  With respect to the 42nd Floor Premises only (except as otherwise expressly set forth herein), from and after the Effective Date, or such earlier date may be specified herein, the Lease is modified and amended as follows:

(A)           The fixed annual rent shall be an amount equal to:

(i)           Two Million Five Hundred Twenty-Eight Thousand Nine Hundred Eighty-Eight Dollars and No Cents ($2,528,988.00) per annum ($210,749.00 per month), for the period commencing on the Effective Date and ending on March 31, 2013, payable in advance in equal monthly installments at the times and in the manner provided in the Lease.  Notwithstanding the foregoing to the contrary, subject, however, to the provisions of Paragraph 8(E) hereof, provided that no monetary default or material nonmonetary default beyond applicable notice and cure periods has occurred and is then continuing, no monthly installments of fixed annual rent shall be due for the period from the Effective Date until March 31, 2009.  For purposes hereof, the term "Premises Rent Commencement Date" shall mean April 1, 2009;

(ii)           Two Million Seven Hundred Fourteen Thousand Nine Hundred Forty-Three Dollars and No Cents ($2,714,943.00) per annum ($226,245.25 per month), for the period commencing on April 1, 2013 and ending on March 31, 2017, payable in advance in equal monthly installments at the times and in the manner provided in the Lease; and
(iii)           Two Million Nine Hundred Thousand Eight Hundred Ninety-Eight Dollars and No Cents ($2,900,898.00) per annum ($241,741.50 per month), for the period commencing on April 1, 2017 and ending on the New Expiration Date, payable in advance in equal monthly installments at the times and in the manner provided in the Lease.

                (B)    The third sentence of Section 27.03(a) of the Lease shall be deemed modified to delete therefrom the words, "summer interior conditions" through the end of such sentence and the words "the specifications attached to the Seventh Amendment of Lease, dated as of June ___, 2008 (the "Seventh Amendment"), between Landlord and Tenant as Exhibit "A" and made a part thereof and hereof."

(C)    The first two sentences of Section 27.04(a) of the Lease shall be deemed deleted in their entirety  and the following shall be deemed inserted in lieu thereof:
"(a) Subject to the provisions of this Section 27.04, from and after the Effective Date, Landlord shall measure Tenant's demand for and consumption of electricity in the 42nd Floor Premises (as such term is defined in the Seventh Amendment) using a submeter that is, or submeters that are, installed and maintained by Landlord.  Such submeters shall measure Tenant's demand on a totalized basis.  Landlord shall pay the cost of installing and maintaining such submeter or submeters.  If, at any time during the term of this Lease, Tenant performs alterations that require modifications to the aforesaid submeter or submeters that Landlord installs, or that require a supplemental submeter or supplemental submeters, then Tenant shall perform such modification, or the installation of such supplemental submeter or submeters, at Tenant's cost, as part of the applicable alteration."

(D)    Section 27.04(b) of the Lease shall be deemed deleted in its entirety  and the following shall be deemed inserted in lieu thereof:

"(b) (i) Tenant shall pay to Landlord, as additional rent, an amount (the "Electricity Additional Rent") equal to one hundred five percent (105%) of the sum of:

    (x)    the product obtained by multiplying (x) the Average Cost per Peak Demand Kilowatt (as hereinafter defined), by (y) the number of kilowatts that constituted the peak demand for electricity in the 42nd Floor Premises for the applicable billing period, as registered on the submeter or submeters for the Premises, and

    (y)    the product obtained by multiplying (x) the Average Cost per Kilowatt Hour (as hereinafter defined), by (y) the number of kilowatt hours of electricity used in the 42nd Floor Premises for the applicable billing period, as registered on the submeter or submeters for the
    Premises.

(ii)  For purposes hereof the following terms shall have the following meanings:

                          (x)         The term "Average Cost per Peak Demand Kilowatt" shall mean, with respect to any particular period, the quotient obtained by dividing (A) the aggregate charge imposed by the Utility Company on Landlord for the Utility Company's making available electricity that satisfies the Building's peak demand for electricity during such period, by (B) the number of kilowatts that constituted such peak demand, as reflected on the electric meter or meters for the Building.

                          (y)         The term "Average Cost per Kilowatt Hour" shall mean, with respect to any particular period, the quotient obtained by dividing
                          (x) the aggregate charge imposed by the Utility Company on Landlord for the kilowatt hours supplied to the Building for such period (other than the aggregate charge imposed by the Utility Company on Landlord for the Utility Company's making available electricity that satisfies the Building's peak demand for electricity during such period), by (y) the number of kilowatt hours of electricity used in the Building during such period, as reflected on the electric meter or meters for the Building.

(z)           The term "Utility Company" shall mean, collectively, the local electrical energy distribution company and the competitive energy provider with which Landlord has made arrangements to obtain electric service for the Building; provided, however, that if Landlord makes arrangements to produce electricity to satisfy all or a portion of the requirements of the Building, then (I) Utility Company shall also refer to the producer of such electricity, and (II) the charges imposed by such producer shall be included in the calculation of Average Cost per Kilowatt Hour and Average Cost per Peak Demand Kilowatt to the extent that such charges do not exceed the charges that Landlord would have otherwise incurred if Landlord had made arrangements to satisfy all of the Building’s electrical requirements from a local electrical energy distribution company and a competitive energy provider.

                                                        (iii)   Landlord shall give Tenant an invoice for the Electricity Additional Rent from time to time (but no less frequently than quarterly).  The billing period for each such invoice shall be coincident with the period for which Landlord is billed by the Utility Company.  Tenant shall pay the Electricity Additional Rent to Landlord on or prior to the thirtieth (30th) day after the date that Landlord gives to Tenant each such invoice.  Tenant shall not have the right to object to Landlord's calculation of the Electricity Additional Rent unless Tenant gives Landlord notice of any such objection on or prior to the one hundred eightieth (180th) day after the date that Landlord gives Tenant the applicable invoice for the Electricity Additional Rent.  If Tenant gives Landlord a notice objecting to Landlord's calculation of the Electricity Additional Rent, as aforesaid, then Tenant shall have the right to review Landlord's submeter readings and Landlord's calculation of the Electricity Additional Rent, at Landlord's offices or, at Landlord's option, at the offices of Landlord's managing agent, in either case at reasonable times and on reasonable advance notice to Landlord.

                     (iv) If a submeter measuring Tenant's electrical demand and consumption in the Premises has not been installed in the Premises, or the submeters measuring Tenant's electrical demand and consumption in the Premises have not been installed in the Premises, in either case on or prior to the date of the Seventh Amendment, then (x) Landlord shall order such submeter or such submeters promptly after the date hereof, and (y) Landlord shall install such submeter or such submeters promptly after the date of the Seventh Amendment.  Landlord shall use commercially reasonable efforts to minimize interference with Tenant's use of the Premises.  Landlord and Tenant shall reasonably cooperate with each other to coordinate the timing of such installation to enable Landlord to perform such work promptly and to minimize interference with Tenant's use of the Premises.  Landlord, in installing such submeter or such submeters, shall have the right to interrupt electrical service to the Premises temporarily and in accordance with good construction practice.  Landlord agrees to schedule any such interruption after regular business hours or during weekends, at times reasonably acceptable to Tenant.

                      (v) Subject to the terms of this Section 27.04(b)(v), if, prior to Landlord's installing a submeter or submeters in the Premises, Tenant occupies all or any portion of the 42nd Floor Premises for the conduct of business, then Tenant shall pay to Landlord, as additional rent, a fee for electricity service in an amount equal to the product obtained by multiplying (I) $0.0055, by (II) the number of square feet of rentable area in the 42nd Floor Premises (or the portion thereof that Tenant is occupying for the conduct of business), by (III) the number of days in the period commencing on the date that Tenant occupies the Premises (or the applicable portion thereof) for the conduct of business and ending on the date immediately preceding the date that the submeter for the Premises or the applicable portion thereof is operational or that the submeters for the Premises or the applicable portion thereof are operational (such fee being referred to herein as the "42nd Floor Electricity Inclusion Charge").  Landlord shall give Tenant an invoice for the 42nd Floor Electricity Inclusion Charge from time to time (but not less frequently than monthly).  Tenant shall pay the 42nd Floor Electricity Inclusion Charge to Landlord on or prior to the thirtieth (30th) day after the date that Landlord gives each such invoice to Tenant. Until such time as Tenant’s demand for consumption of electricity is measured by submeter as set forth above, the 42nd Floor Electricity Inclusion Charge is not subject to increase.

(E)    Section 27.04(d) of the Lease shall be deemed modified to insert the following after the first sentence thereof:

"Landlord covenants and agrees that the existing feeders in the Premises shall supply six (6) watts of electrical capacity (demand load) per square foot of rentable area therein (in addition to the capacity provided to the Premises for Building HVAC, other Building systems, and the dedicated service to which reference is made in Paragraph 10 of the Seventh Amendment) and that such feeders shall continue to supply same subject to Article 25 hereof during the term hereof."

(F)    As to the Premises, Sections 27.04(e) and (f) of the Lease shall be deemed deleted. In Section 27.04(g) of the Lease, the portion of the sentence beginning, "if that use is consistent" and ending "Exhibit C." shall be deleted.  As to the Premises, in Section 27.04(h) of the Lease the words "which are then normal or customary for use in a securities brokerage office" shall be deemed deleted and the words "which are from time to time normal or customary for a securities brokerage office, a securities trading floor and/or for executive and/or general office use" shall be deemed inserted in lieu thereof.

(G)    The following shall be added to the Lease as a new Section 27.15:

"Subject to the terms of this Section 27.15, Tenant, at Tenant’s expense, may tap into the applicable systems of the Building to obtain condenser water for any supplemental air-conditioning system that Tenant installs in the 42nd Floor Premises on or before April 1, 2011.  Any such supplemental air-conditioning system shall not have a capacity of more than fifty (50) tons.  Landlord shall reserve fifty (50) tons for Tenant’s use until April 1, 2011. In addition, if Tenant shall not install such a system by such date or shall install a system of a lesser capacity by such date, then Tenant shall have the right to reserve the difference between fifty (50) tons and the number of tons of capacity of the system so installed or if no system shall be installed then, fifty (50) tons until April 1, 2013, by (x) notifying Landlord on or before April 1, 2011 that Tenant is so reserving such number of tons and (y) paying the amounts hereinafter set forth for any such reserved tons from April 1, 2011 until April 1, 2013 or such earlier date on which Tenant notifies Landlord that Tenant no longer desires to reserve such tonnage; provided, however, if prior to April 1, 2013,  Tenant commences to use any such reserved tonnage, then the provisions of clause (i) and (ii) of this Section 27.15 shall be applicable to the number of tons so used.  Upon any such cancellation of any reserved tonnage Tenant shall no longer be obligated to pay the Tonnage Charge (as hereinafter defined) therefor and any amounts paid prior to such cancellation with respect to periods occurring after the effective date of such cancellation, shall be credited against the Rental next coming due under the Lease (prorated on a per diem basis).

Any installations that are required to connect Tenant’s supplemental air-conditioning system to the condenser water pipe shall be made by Tenant, at Tenant’s cost, using contractors that Landlord designates reasonably and otherwise in accordance with the provisions of Article 47 hereof; provided that any such contractors shall charge competitive rates.  It being agreed that if Tenant shall install any supplemental system that is used for redundancy only and cannot be used at the same time as any other supplemental system installed by Tenant, then Tenant shall be deemed to have connected only to the number of tons that are the maximum number of tons that can be used at any one time by all such systems.

                        (i)    Subject to the above, from and after the date on which Tenant installs and connects such a system utilizing any condenser water (or as to such condenser water reserved prior to April 1, 2011 but not used as of April 1, 2011, as of the date such condenser water is reserved). Tenant shall pay to Landlord, as additional rent, an annual charge in the amount of Three Hundred Fifty Dollars and No Cents ($350.00) per ton (the "Tonnage Charge") of capacity of the system so connected (which amount per ton shall be increased on April 1st of each year during the Term, commencing with April 1, 2010, by two percent (2%) per annum).

                        (ii) In addition, Tenant pay to Landlord within thirty (30) days of receipt of an invoice together with reasonable back up therefor for Landlord's reasonable third party out-of-pocket expenses in connection with any such connection.

Tenant shall pay such amounts to Landlord on or prior to the thirtieth (30th) day after the date that Landlord gives to Tenant an invoice therefor from time to time."

(H)   The term "base year" (as such term is defined in Section 46(a)(i) of the Lease) shall mean the calendar year 2009.

(I)    The term "base tax year" (as such term is defined in Section 46(a)(ii) of the Lease) shall mean the New York City real estate tax year commencing July 1, 2008 and ending June 30, 2009 (i.e., "base tax year" representing an amount of taxes).

(J)    The term "The Percentage" (as such term is defined in Section 46(a)(iii) of the Lease) shall mean one and six thousand two forty-nine ten thousandths percent (1.6249%) for real estate tax escalation calculated using 2,288,772 as deemed the rentable square footage of the Building and shall mean one and eight thousand five hundred twenty-nine ten thousandths percent (1.8529%) for expense escalation calculated using 2,007,218 as the rentable square footage of the Building (excluding the retail portions thereof).

(K)    Section 47A(i) of the Lease shall be deemed modified to insert in the sixth (6th) line thereof after the words "by or for Tenant," the words, "from and after the date of the Seventh Amendment."

5.             Modification of Lease.  With respect to the Premises, from and after the date hereof, the Lease is modified and amended as follows:

(A)           Article 7 of the Lease shall be deemed modified to insert the following as a new Section 7.06:

"7.06 (a) Tenant, at Tenant's expense, shall obtain and keep in full force and effect (i) an insurance policy for Tenant's property and the Specialty Alterations (as hereinafter defined), in either case to the extent insurable under the available standard forms of "all-risk" insurance policies, in an amount equal to one hundred percent (100%) of the replacement value thereof (subject, however, at Tenant’s option, to a reasonable deductible) (the insurance policy described in this clause (i) being referred to herein as "Tenant's Property Policy"), (ii) a policy of worker's compensation insurance, to the extent required by law (such policy being referred to herein as "Tenant's Worker's Compensation Policy"), and (iii) a policy of commercial general liability and property damage insurance on an occurrence basis, with a broad form contractual liability endorsement (the insurance policy described in this clause (iii) being collectively referred to herein as "Tenant's Liability Policy").  Tenant's Property Policy and Tenant's Liability Policy shall name Tenant as the insured.  Tenant's Liability Policy shall name the Landlord Insureds (as hereinafter defined) as additional insureds thereunder.  The term "Specialty Alterations" shall mean alterations that (I) perforate a floor slab in the Premises or a wall that encloses the core of the Building, (II) require the reinforcement of a floor slab in the Premises, (III) consist of the installation of a raised flooring system, (IV) consist of the installation of a vault or other similar device or system that is intended to secure the Premises or a portion thereof in a manner that exceeds the level of security that a reasonable person uses for ordinary office space, or (V) involve material plumbing connections (such as kitchens and executive bathrooms outside of the Building core).  The term "Landlord Insureds" shall mean, collectively, Landlord, each ground lessor of the Building, each mortgagee of the Building and their respective partners, members, managers, shareholders, officers, directors, employees, trustees and agents) if and to the extent the applicable names and addresses are provided to Tenant).

                                  (b)    Tenant's Liability Policy shall contain a provision that (i) no negligent act or omission of Tenant shall affect or limit the obligation of the insurer to pay the amount of any loss sustained, and (ii) the policy is non-cancelable with respect to the Landlord Insureds unless at least thirty
                                  (30) days of advance written notice is endeavored to be given to Landlord, except that Tenant's Liability Policy may be cancelable on no less than ten (10) days of advance written notice endeavored to be given to Landlord for non-payment of premium.  If Tenant receives any notice of cancellation or any other notice from the insurance carrier which may adversely affect the coverage of the insureds under Tenant's Property Policy or Tenant's Liability Policy, then Tenant shall promptly deliver to Landlord a copy of such notice.  The minimum amounts of liability under Tenant's
                      Liability Policy shall be a combined single limit with respect to each occurrence in the amount of Five Million Dollars ($5,000,000) for injury (or death)
                              to persons and damage to property, which minimum amount Landlord may increase from time to time to the amount of insurance that in Landlord's reasonable judgment is then being customarily required by prudent landlords of first-class buildings in the vicinity of the Building from tenants leasing space similar in size, nature and location to the Premises.

                     (c)    Tenant shall cause Tenant's Liability Policy and Tenant's Worker's Compensation Policy to be issued by reputable and independent insurers that are (x) permitted to do business in the State of New York, and (y) rated in Best's Insurance Guide, or any successor thereto, as having a general policyholder rating of A- and a financial rating of at least XII (it being understood that if such ratings are no longer issued, then such insurer's financial integrity shall conform to the standards that constitute such ratings from Best's Insurance Guide as of the date hereof).

                    (d)    Tenant has the right to satisfy Tenant's obligation to carry Tenant's Liability Policy with an umbrella insurance policy if such umbrella insurance policy contains an aggregate per location endorsement that provides the required level of protection for the Premises.  Tenant has the right to satisfy Tenant's obligation to carry Tenant's Property Policy with a blanket insurance policy if such blanket insurance policy provides, on a per occurrence basis, that a loss that relates to any other location does not impair or reduce the level of protection available for the Premises below the amount required by this Lease.

                    (e)    Subject to the terms of this Section 7.06(e), Landlord shall obtain and keep in full force and effect insurance against loss or damage by fire and other casualty to the Building, to the extent insurable on commercially reasonable terms under then available standard forms of "all-risk" insurance policies, in an amount equal to one hundred percent (100%) of the replacement value thereof or, at Landlord's option, in such lesser amount as will avoid co-insurance (such insurance being referred to herein as "Landlord's Property Policy").  Tenant acknowledges that (i) Landlord’s Property
                    Policy may encompass rent insurance, (ii) the risks that Landlord’s Property Policy covers may include, without limitation, fire, war, terrorism, environmental matters, and flood, and (iii) Landlord may also obtain a commercial general liability insurance policy.

                    (f)    Landlord shall not be liable to Tenant for any failure to insure any alterations made by Tenant unless Tenant notifies Landlord of the completion of such alterations and the cost thereof, and maintains adequate records with respect to such alterations to facilitate the adjustment of any insurance claims with respect thereto.  Landlord shall have the right to provide that the coverage of Landlord’s Property Policy is subject to a reasonable deductible.  Tenant shall cooperate with Landlord and Landlord's insurance companies in the adjustment of any claims for any damage to the Building or the alterations.  Landlord shall not be required to carry insurance on Tenant's property or Tenant's above standard alterations.  Landlord shall not be required to carry insurance against any loss suffered by Tenant due to the interruption of Tenant's business."

(B)           Section 10.01 of the Lease shall be deemed modified to insert at the end of the penultimate sentence thereof the words "(except as otherwise specifically provided in this Article, and any reference herein to a sublease by Tenant shall be deemed to include a further sublease by a subtenant of Tenant)." Without limiting the foregoing, any subtenant or assignee of Tenant shall have the same subleasing and assignment rights as does Tenant under the Lease, as amended hereby (but nothing herein shall prevent Tenant from limiting such rights in any sublease of all or any portion of the Premises or in any assignment of the Lease Tenant may enter into).

(C)           Sections 10.02, 10.03 and 10.04 of the Lease shall be deemed deleted in their entirety and the new Section 10.02, 10.03 and 10.04 set forth on Schedule 1 attached hereto and made a part hereof shall be deemed inserted in lieu thereof.

(D)           Section 10.07(b) of the Lease shall be deemed modified to delete footnote *** thereto (set forth on page 18) in its entirety therefrom.

(E)           Section 10.08 of the Lease shall be deemed modified to insert an (a) at the beginning thereof, to delete the last 4 lines thereof, and to insert the following at the end thereof:

“[provided the net worth] of Tenant after such transaction is equal to or greater than the product of twelve (12) and the then fixed annual rent due hereunder.

(b)  The reorganization of Tenant or the merger or consolidation of a Tenant into or with another entity shall be permitted without (x) Landlord's prior approval, (y) Tenant’s having any obligation to make any offer to Landlord as set forth in Section 10.02 of this Lease and (z) Tenant's being required to pay profit to Landlord in connection therewith, under Section 10.06 of this Lease; provided that in each case (i) such reorganization, merger or consolidation is not principally for the purpose of transferring such Tenant's interest in this Lease, (ii) Tenant gives Landlord notice of such reorganization, merger or consolidation not later than the tenth (10th) day after the occurrence thereof, (iii) Tenant, within ten (10) days after such merger or consolidation, provides Landlord with reasonable evidence that the requirement described in clause (i) above has been satisfied, and (iv) the net worth of Tenant after such transaction is equal to or greater than the product of twelve (12) and the then fixed annual rent due hereunder.

(c)  The (x) assignment of Tenant's entire interest under this Lease in connection with the sale of all or substantially all of the assets of either (1) Tenant or (2) a division of Tenant then operating in the demised premises or (y) the conversion of Tenant from one type of entity to another shall be permitted without (I) Landlord's prior approval, (II) Tenant’s having any obligation to make any offer to Landlord as set forth in Section 10.02 of this Lease and (z) Tenant's being required to pay profit to Landlord in connection therewith, under Section 10.06 of this Lease; provided that in each case (i) Tenant gives to Landlord, not later than the tenth (10th) day after any such assignment is consummated, an instrument, duly executed by Tenant and the transferee, in form reasonably satisfactory to Landlord, to the effect that such transferee assumes all of the obligations of Tenant to the extent arising under this Lease from and after the date of such assignment, (ii) such sale of all or substantially all of the assets of Tenant or such division of Tenant or such conversion is not principally for the purpose of transferring Tenant's interest in this Lease, (iii) Tenant, within ten (10) days after such sale, provides Landlord with reasonable evidence that the requirement described in clause (ii) above has been satisfied, and (iv) the net worth of Tenant after such transaction is equal to or greater than the product of twelve (12) and the then fixed annual rent due hereunder.

(d)  The subletting by Tenant of the entire demised premises or a portion thereof to a division of Tenant shall be permitted without (x) Landlord's prior approval, (y) Tenant’s having any obligation to make any offer to Landlord as set forth in Section 10.02 of this Lease and (z) Tenant's being required to pay profit to Landlord in connection therewith, under Section 10.06 of this Lease; provided that in each case (i) Tenant gives to Landlord, not later than the tenth (10th) day after any such subletting, a sublease, in form reasonably satisfactory to Landlord, (ii) such sublease is not principally for the purpose of transferring Tenant's interest in this Lease, (iii) Tenant, within ten (10) days after the date of such sublease, provides Landlord with reasonable evidence that the requirement described in clause (ii) above has been satisfied, and (iv) the net worth of such division after such transaction is equal to or greater than the product of twelve (12) and the then fixed annual rent due under this Lease (as appropriately prorated if such sublease is only for a portion of the Premises)."

(F)           Article 26 of the Lease shall be deemed to be deleted in its entirety and the following inserted in lieu thereof:

"26.01.  Except as otherwise expressly provided in this Lease, any bills, statements, consents, notices, demands, requests or other communications given or required to be given under this Lease shall be in writing and shall be deemed sufficiently given or rendered if delivered by hand (against a signed receipt) or if sent by a nationally recognized overnight courier service (against a signed receipt):

If to Tenant  (a) to Tenant (i) at the Building, Attention: Laurence Mascera or (ii) at any place where Tenant or any agent or employee of Tenant may be found if mailed subsequent to Tenant’s vacating, deserting, abandoning or surrendering the Premises and (b) to Broadpoint Capital, Inc., 677 Broadway, Albany, New York 12207, Attn:  General Counsel, or

If to Landlord c/o Vornado Office Management LLC, 888 Seventh Avenue, New York, New York 10019, Attn.: Mr. Daniel E. North, and with copies to (x) Vornado Realty Trust, 210 Route 4 East, Paramus, New Jersey 07652, Attn.: Mr. Joseph Macnow, and (y) each mortgagee and superior lessor which shall have requested same, by notice given in accordance with the provisions of this Article 26 at the address designated by such mortgagee or superior lessor (if provided to Tenant), or to such other address(es) as Landlord, Tenant or any mortgagee or superior lessor may designate as its new address(es) for such purpose by notice given to the other party in accordance with the provisions of this Article 26.  Any such bill, statement, consent, notice, demand, request or other communication shall be deemed to have been rendered or given on the date when it shall have been hand delivered, or one (1) business day after the same is delivered by a nationally recognized overnight courier service,.  Anything contained herein to the contrary notwithstanding, any statement of increases in Expenses, statement of increases in real estate taxes, or any other bill, statement, consent, notice, demand, request or other communication from Landlord to Tenant with respect to any item of rental (other than any "default notice" if required hereunder) may be sent to Tenant by regular United States mail."

(G)           The following shall be deemed inserted in the Lease as a new Section 27.15 thereof:

"27.15  Subject to the terms of this Section 27.15, Landlord shall arrange for security in the Building that is consistent with the security provided by landlords of first-class office buildings in midtown Manhattan.  Tenant acknowledges that (x) Landlord, in agreeing to arrange for such security, does not ensure the security of the Building, and (y) accordingly, Tenant remains responsible for making the alterations in, and adopting procedures for, the demised premises that Tenant considers adequate to provide for Tenant's security."

(H)           Section 46(a)(iii) of the Lease shall be deemed modified to delete the last sentence thereof in its entirety.

(I)           Section 47A(a) and 47B of the Lease shall be deemed modified to delete the amount of "$50,000" therefrom and to insert the amount of "$200,000" in lieu thereof.

(J)           The following shall be deemed inserted in the Lease as a new Section 47C:

"C.   Tenant shall pay to Landlord, from time to time, as additional rent, the reasonable third party out-of-pocket costs incurred by Landlord in connection with reviewing the plans and specifications for alterations, within thirty (30) days after Landlord gives Tenant an invoice therefor together with reasonable supporting documentation for the charges set forth therein.  Subject to the immediately preceding sentence in no event shall Landlord be entitled to a supervisory fee in connection with any alteration performed by or on behalf of Tenant."

(K)           The following shall be deemed inserted in the Lease as a new Section 47D:

"D.  If Tenant gives Landlord a request for approval to alterations which provides in bold and capital letters that "LANDLORD'S FAILURE TO RESPOND TO THIS REQUEST WITHIN TEN (10) DAYS [FIVE (5) DAYS FOR RESUBMISSIONS] AFTER THE DATE THAT TENANT GIVES THIS REQUEST SHALL BE DEEMED TO BE LANDLORD'S CONSENT THERETO" and Landlord shall fail so to respond within such ten (10) day or five (5) day period, as the case may be, and Tenant (not sooner than seven (7) days [three (3) days for resubmissions] after giving the first such request) shall give a second request to Landlord that provides in bold and capital letters that "LANDLORD'S FAILURE TO RESPOND TO THIS SECOND REQUEST FIVE (5) DAYS AFTER THE DATE THAT TENANT GIVES THIS SECOND REQUEST SHALL BE DEEMED TO BE LANDLORD'S CONSENT THERETO" and Landlord shall fail to so respond then Landlord shall be deemed to have consented to the alterations described in such request."

                (L)          The following shall be deemed inserted in the Lease as a new Section 47E:

"E.  Tenant shall be permitted to install and maintain signage identifying Tenant on any full floor demised to Tenant pursuant to this Lease."

(M)           Section 47A(f)(ii) of the Lease shall be deemed modified to delete the amount "$3,000,000" therefrom and to insert the amount "$5,000,000" in lieu thereof.

(N)           Articles 49 and 50 of the Lease shall be deemed deleted in their entirety and the new Articles 49 and 50 set forth on Schedule 2 attached hereto and made a part hereof shall be deemed inserted in lieu thereof.

(O)           New Articles 53, 54 and 55 set forth on Schedule 3 attached hereto and made a part hereof shall be deemed added to the Lease.

(P)           Section 3(B) of the Fifth Amendment and Section 3(B) of the Sixth Amendment are hereby deemed to be deleted from the Lease.

(Q)           Footnote ** on Exhibit C and Section 51(I) are deleted from the Lease.  From and after the date hereof, Landlord shall provide the cleaning services for the lavatories in the core, as set forth in Exhibit C of the Lease, without charge, to Tenant. It being agreed that from and after the date hereof, Landlord shall, at Landlord’s expense, supply all of the paper and soap supplies to such lavatories as are being provided, at Tenant’s expense,  as of the date hereof.  Tenant hereby agrees to waive any amounts due or credits owed by Landlord to Tenant pursuant to Section 51(I) of the Lease which amounts or credits have accrued prior to the date hereof.

6.           Condition of Premises.  (A)  Tenant acknowledges that Landlord has made no representations to Tenant with respect to the condition of the 40th Floor Premises and/or the 42nd Floor Premises.  Tenant acknowledges that it is currently occupying the 40th Floor Premises and the 42nd Floor Premises and agrees to take the same "as is" in the condition existing on the date hereof (subject to any maintenance or repair or restoration obligations of Landlord under the Lease, as modified by this Amendment) and that, notwithstanding anything to the contrary contained in the Lease, as amended by this Amendment, Landlord shall have no obligation to perform any work, provide any work allowance or rent credit, alter, improve, decorate, or otherwise prepare the 40th Floor Premises and/or the 42nd Floor Premises for Tenant’s continued occupancy, except that (i) promptly following the date on which all occupants of the 41st Floor Premises shall vacate same, Landlord shall, at Landlord's expense, (x) remove the internal staircase connecting the 42nd Floor Premises to the 41st Floor Premises subject to the terms of this Paragraph 6 and (y) replace the floor slab, excluding, however, any restoration work with respect to the 42nd Floor Premises (other than replacing such floor slab) required in connection therewith (the work described in clauses (x) and (y) above, excluding any such restoration work, the "Staircase Work") and (ii) promptly following the date on which Tenant gives Landlord notice that the Initial Alterations (as hereinafter defined) are substantially complete, and requests that Landlord commence such work, Landlord shall, at Landlord's expense, clean the perimeter induction units in the 42nd Floor Premises and seal and repair any broken windows therein (collectively, the "Post Initial Alterations Work").  It being agreed that neither Landlord nor Tenant shall have any obligation to perform any restoration work required in the 41st Floor Premises.  Landlord shall perform the Post Initial Alterations Work and the Staircase Work in accordance with all applicable laws and in a good and workmanlike manner.  Tenant shall provide Landlord with access to the 42nd Floor Premises and (if the 41st Floor Premises is vacated prior to the Effective Date, and Landlord commences the Staircase Work prior to the Effective Date) the 41st Floor Premises to enable Landlord to perform the Staircase Work and the Post Initial Alterations Work.  Tenant shall cooperate with Landlord by moving, and taking commercially reasonable steps to protect, Tenant's property to enable Landlord to perform the Staircase Work and the Post Initial Alterations Work.  Landlord shall not be liable to Tenant for any loss or damage to Tenant's property occurring during the performance of the Staircase Work or the Post Initial Alterations Work, except to the extent arising as a result of Landlord's negligence or willful misconduct.  Landlord shall use commercially reasonable efforts to minimize interference with the conduct of Tenant's business during Business Hours on Business Days in the 42nd Floor Premises during the performance of the Staircase Work and (without limiting the foregoing) agrees (i) to erect (around the area in which the Staircase Work will be performed) temporary barriers and (ii) to perform all unreasonably loud or otherwise unreasonably disruptive portions of the Staircase Work during times other than Business Hours on Business Days.  In the event that Landlord shall fail to complete the Staircase Work by the ninetieth (90th) day following the date on which Tenant gives Landlord notice that the 41st Floor Premises has been vacated by all occupants (including Tenant) which ninety (90) day period shall be extended by delays referred to in Section 25.01 of the Lease, then Tenant shall be entitled to a credit in the amount of Three Thousand Five Hundred Twelve Dollars and Forty-Eight Cents ($3,512.48) per day for each day in the period from such ninetieth (90th) day (as may be extended as aforesaid) until the date on which the Staircase Work is Substantially Complete (as hereinafter defined).  The term "Substantial Completion" or words of similar import shall mean that the applicable work has been substantially completed in accordance with the applicable plans and specifications, if any, it being agreed that (i) such work shall be deemed substantially complete notwithstanding the fact that minor or insubstantial details of construction or demolition, mechanical adjustment or decorative items remain to be performed, (ii) with respect to work that is being performed in the Premises, such work shall be deemed substantially complete only if the incomplete elements thereof do not interfere materially with Tenant's use and occupancy of the Premises for the conduct of business, or delay or materially interfere with the completion of the construction of the Initial Alterations and (iii) with respect to any delays caused by Long Lead Work or Tenant Work Delays, the applicable work shall be deemed substantially completed (as such terms are hereinafter defined) upon the date such work would have been completed but for such delays.  The term "Long Lead Work" shall mean any item which is not a stock item and must be specially manufactured, fabricated or installed or is of such an unusual, delicate or fragile nature that there is a substantial risk that (i) there will be a delay in its manufacture, fabrication, delivery or installation, or (ii) after delivery of such item will need to be reshipped or redelivered or repaired so that, in Landlord's reasonable judgment, the item in question cannot be completed when the standard items are completed even though the items of Long Lead Work in question are (1) ordered together with the other items required and (2) installed or performed (after the manufacture or fabrication thereof) in order and sequence that such Long Lead Work and other items are normally installed or performed in accordance with good construction practice. In addition, Long Lead Work shall include any standard item, which in accordance with good construction practice should be completed after the completion of any item of work in the nature of the items described in the immediately preceding sentence. The term "Tenant Work Delays" shall mean act or omissions of Tenant or its agents or employees that in fact delay Landlord in the performance of the work in question.

(B)           Landlord covenants and agrees that on the Effective Date (x) the service systems of the Building that service the Premises, including the mechanical, steam, electrical, sanitary, heating, ventilation and air conditioning (including all pipes, valves and thermostats of such heating, ventilation and air conditioning), elevator, plumbing and life safety systems shall be in good working order and (ii) there shall exist no violations on the Building that shall impede Tenant in the performance of the Initial Alterations and if any such violations shall exist, Landlord, at Landlord's expense, shall promptly remove same.

7.           Security.  Supplementing Articles 39 and 52 of the Lease, Tenant shall deposit with Landlord an additional security deposit (or letter of credit in a form approved by the Landlord so that Landlord is holding the aggregate amount of Two Million One Hundred Seven- Thousand Four Hundred Ninety Dollars and No Cents ($2,107,490.00).  Said amount, if and so long as Tenant is not then in default under any of the terms, covenants or conditions of the Lease, as amended hereby, beyond any applicable notice and cure period shall be reduced on the fifth (5th) anniversary of the Premises Rent Commencement Date, to One Million Two Hundred Eight Thousand Seven Hundred Seven Dollars and Fifty Cents ($1,208,707.50).  It being agreed that Tenant shall have the right, at any time during the term of the Lease, as amended hereby, and subject to the terms and in accordance with the criteria of Articles 39 and 52 of this Lease and this Paragraph 7, to substitute, from time to time, a security deposit in the form of cash for the letter of credit then being held by Landlord as security or to substitute a letter of credit (in a form approved by Landlord) for the security deposit then held by Landlord in the form of cash, as the case may be.
8.           Premises Tenant Fund and Free Rent Conversion.  (A)  Subject to the terms of this Paragraph 8, including, without limitation, Paragraph 8(E) hereof, Landlord shall pay to or on behalf of Tenant an amount equal to One Million Six Hundred Ninety-Nine Thousand Four Hundred Eighty-Eight Dollars and No Cents ($1,699,488.00) (the "Premises Tenant Fund") for the costs that Tenant incurs in performing the alterations to prepare the Premises for Tenant’s continued occupancy thereof (the "Initial Alterations").  Tenant may use no more than fifteen percent (15%) of the Premises Tenant Fund for costs that Tenant incurs in connection with the Initial Alterations that do not constitute "hard" construction costs, including, without limitation, architect's and engineer's fees, permit fees, expediter's fees and designers' fees in each case relating to the Initial Alterations (such costs which do not constitute the "hard" construction costs of the Initial Alterations being collectively referred to herein as "Soft Costs").  Landlord hereby approves Mancini Duffy as Tenant's architect for the Initial Alterations and Robert Derector Associates as Tenant's engineer for the Initial Alterations.

(B)           Tenant may request disbursements of the Premises Tenant Fund only by delivering to Landlord a Disbursement Request (as hereinafter defined).  Subject to the terms of this Paragraph 8, Landlord shall disburse a portion of the Premises Tenant Fund to Tenant from time to time, within thirty (30) days after the date that Tenant gives to Landlord the applicable Disbursement Request (as hereinafter defined).  Tenant shall not be entitled to any disbursements of the Premises Tenant Fund at any time that a monetary default or material non-monetary default has occurred and is continuing after the expiration of applicable notice and cure periods.  Landlord shall not be required to make disbursements of the Premises Tenant Fund more frequently than once during any particular calendar month.  Tenant shall not have the right to request disbursements of the Premises Tenant Fund in an amount that is greater than the excess of (I) the aggregate amounts that Tenant has theretofore paid or that then remain payable in each case to Tenant's contractors, subcontractors, materialmen, suppliers or consultants, as the case may be, for either (a) materials that have been delivered to the Premises for the Initial Alterations, (b) labor that has been performed in the Premises for the Initial Alterations, or (c) the services from which are derived Soft Costs that have been performed for the Initial Alterations, as the case may be, over (II) the aggregate amount of disbursements theretofore made by Landlord from the Premises Tenant Fund (such excess at any particular time being referred to herein as the "Maximum Disbursement Amount").

(C)           The term "Disbursement Request" shall mean a request for a disbursement of the Premises Tenant Fund signed by the chief administrative officer or the chief financial officer of Tenant (or another officer of Tenant who performs the functions ordinarily performed by a chief administrative officer or a chief financial officer), together with:

(i)           such officer's certification that the amount so requested does not exceed the Maximum Disbursement Amount,

(ii)           copies of the contracts, work orders, purchase orders, change orders and other documents pursuant to which Tenant has engaged third parties to perform the Initial Alterations (or provide materials or services in connection therewith) (except to the extent that Tenant has provided such copies to Landlord with a prior Disbursement Request),

(iii)           copies of reasonable documentation (such as bills and invoices) that indicate that the applicable work has been completed, the applicable materials have been furnished, or the applicable services have been performed, as the case may be,

(iv)           waivers of lien from all contractors, subcontractors, materialmen, architects, engineers and other persons or entities who may file a lien against the Building or the real property on which the Building is erected in connection with the performance of the Initial Alterations, and for which previous disbursements of the Premises Tenant Fund has been made (except to the extent Tenant gave such waivers of lien to Landlord in connection with a prior Disbursement Request),

(v)           in connection with a disbursement of the Premises Tenant Fund for costs which do not constitute Soft Costs, a certificate of Tenant's independent licensed architect stating that, in his or her opinion, the portion of the Initial Alterations theretofore completed and for which the disbursement is requested was performed in a good and workmanlike manner and substantially in accordance with the plans and specifications for such Initial Alterations, as approved by Landlord, and

(vi)           in connection with a disbursement of the Premises Tenant Fund for costs which do not constitute Soft Costs, a revised estimated total cost to perform the Initial Alterations, prepared by the construction company that Tenant has engaged to perform the Initial Alterations.

(D)           Landlord makes no representation or warranty that the Premises Tenant Fund is sufficient to pay the cost of the Initial Alterations.  Tenant shall pay the amount of any excess of the cost of the Initial Alterations over the Premises Tenant Fund.  Tenant, during the term of the Lease, shall not remove the Initial Alterations (or a portion thereof) that Tenant performs using the proceeds of the Premises Tenant Fund (or alterations that replace such Initial Alterations (or such portion thereof)) unless Tenant replaces the Initial Alterations (or such portion thereof), or such other alterations, as the case may be, with alterations that have a fair value that is equal to or greater than the portion of the Premises Tenant Fund used therefor (it being understood that such Alterations that Tenant performs to replace the Initial Alterations (or such portion thereof), or such other alterations, as the case may be, shall constitute the property of Landlord as contemplated by this Paragraph 8).

(E)           Tenant shall have the right, at any time, from time to time, from and after the Effective Date, to give Landlord notice (each a "Conversion Notice") that Tenant elects to convert a portion of the Premises Tenant Fund (and the Premises Tenant Fund shall be reduced by the amount so converted) to a credit against fixed annual rent, subject to the terms of this Paragraph 8(E).  Such portion of the Premises Tenant Fund that Tenant may so elect to convert shall not exceed an amount equal to the lesser of (i) One Million and 00/100 Dollars and (ii) the then undisbursed and unrequested portion of the Premises Tenant Fund.  Tenant shall in a Conversion Notice specify the amount of the Premises Tenant Fund that Tenant elects to so convert, subject to the limitations set forth in the immediately preceding sentence.  If Tenant gives a Conversion Notice, Tenant shall be entitled to a credit against fixed annual rent in an amount equal to ninety percent (90%) of the amount specified by Tenant in such Conversion Notice (such credit, the "Additional Rent Credit").  The Additional Rent Credit shall be applied against the fixed annual rent due under the Lease, as amended hereby, in ten (10) equal monthly installments commencing on the later of (x) the month in which occurs the Premises Rent Commencement Date and (y) the month immediately succeeding the month in which Landlord receives such Conversion Notice from Tenant.

9.           Freight Elevators.  Tenant shall be entitled to up to one hundred (100) hours of use of the freight elevators during overtime periods during the performance of the Initial Alterations without charge. Landlord shall cooperate with Tenant regarding the scheduling of use of the freight elevators during overtime hours.

10.           Relocation of Electric Switch.  Tenant shall be permitted to relocate the dedicated 200 amp 480v/3ph/3w service from the 40th Floor Premises to the 42nd Floor Premises on or before the 40th Floor Premises Termination Date.  Any such relocation shall be performed at Tenant's expense in accordance with the provisions of Article 47 of the Lease.

11.           Overtime Charges.  The overtime charges for the Building as of the date hereof are attached hereto as Exhibit "B" and made a part hereof.

12.           Brokerage.                                Tenant represents and warrants to Landlord that it has not dealt with any broker, finder or like agent in connection with this Amendment other than Cushman & Wakefield Inc. (the "Broker").  Tenant does hereby indemnify and hold Landlord harmless of and from any and all loss, costs, damage or expense (including, without limitation, attorneys' fees and disbursements) incurred by Landlord by reason of any claim of or liability to any broker, finder or like agent (other than Broker) who shall claim to have dealt with Tenant in connection herewith. Landlord represents and warrants to Tenant that it has not dealt with any broker, finder or like agent in connection with this Amendment other than the Broker. Landlord does hereby indemnify and hold Tenant harmless of and from any and all loss, costs, damage or expense (including, without limitation, reasonable attorney’s fees and disbursements) incurred by Tenant by reason of any claim of or liability to any broker, finder or like agent who shall claim to have dealt with Landlord in connection herewith, including, without limitation, the Broker.  Landlord agrees to pay the Broker pursuant to a separate agreement, if a commission shall be due.  The provisions of this Paragraph 12 shall survive the expiration or termination of the Lease as amended by this Amendment.

13.           Limitation of Liability.    The obligations of Landlord under the Lease, as amended by this Amendment, shall not be binding upon Landlord named herein after the sale, conveyance, assignment or transfer by such Landlord (or upon any subsequent landlord after the sale, conveyance, assignment or transfer by such subsequent landlord) of its interest in the Building or the land upon which it is erected, as the case may be, to the extent assumed by the transferee of such obligations of Landlord and in the event of any such sale, conveyance, assignment or transfer, Landlord shall thereafter be and hereby is entirely freed and relieved of all covenants and obligations of Landlord under the Lease, as amended by this Amendment, but solely if and to the extent that the transferee assumes such obligations.  The Landlord Parties (as hereinafter defined), other than Landlord,  shall not be liable for the performance of Landlord's obligations under the Lease, as amended by this Amendment.  Tenant shall look solely to Landlord to enforce Landlord's obligations under the Lease, as amended by this Amendment, and shall not seek any damages against any of the members, managers, partners, shareholders, directors, officers and principals, direct and indirect, comprising Landlord (Landlord and the members, managers, partners, shareholders, directors, officers and principals, direct and indirect, comprising Landlord, collectively, the "Landlord Parties").  The liability of Landlord for Landlord's obligations under the Lease, as amended by this Amendment, shall be limited to Landlord's interest in the Building and the land upon which the Building is erected and Tenant shall not look to the property or assets of any of the Landlord Parties (other than Landlord, as set forth above) in seeking either to enforce Landlord's obligations under the Lease, as amended by this Amendment, or to satisfy a judgment for Landlord's failure to perform such obligations.

14.           Authorization.  Tenant represents and warrants to Landlord that its execution and delivery of this Amendment has been duly authorized and that the person executing this Amendment on behalf of Tenant has been duly authorized to do so, and that no other action or approval is required with respect to this transaction.  Landlord represents and warrants to Tenant that its execution and delivery of this Amendment has been duly authorized and that the person executing this Amendment on behalf of Landlord has been duly authorized to do so, and that no other action or approval is required with respect to this transaction.

15.           Full Force and Effect of Lease.  Except as modified by this Amendment, the Lease and all covenants, agreements, terms and conditions thereof shall remain in full force and effect and are hereby in all respects ratified and confirmed.

                                16.           Entire Agreement.  The Lease, as amended by this Amendment, constitutes the entire understanding between the parties hereto with respect to the Premises and all prior negotiations and agreements are merged into the Lease, as amended by this Amendment. The Lease, as amended hereby, may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

                                17.           Enforceability.  This Amendment shall not be binding upon or enforceable against Landlord or Tenant unless, and until, Landlord, in its sole discretion, shall have executed and unconditionally delivered to Tenant an executed counterpart of this Amendment.

18.           Counterparts; Miscellaneous.  This Amendment may be executed in one or more counterparts each of which when taken together shall constitute but one original. As used in this Amendment, and unless otherwise indicated, "hereby" means by this Amendment; "herein" means in this Amendment; "hereof" means of this Amendment; and similar words shall have similar references to this Amendment.

 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Seventh Amendment of Lease as of the date first above written.

ONE PENN PLAZA LLC, Landlord

By:  Vornado Realty L.P., sole member

                        By:   Vornado Realty Trust, general partner

By: _______________________________
David R. Greenbaum
President – New York Office Division

                                                               BROADPOINT SECURITIES GROUP, INC., Tenant

By:
Name:
Title:

UNIFORM FORM CERTIFICATE OF ACKNOWLEDGMENT
(Within New York State)

STATE OF ______________________                                                                                                )
: ss.:
COUNTY OF ____________________                                                                                                )

On the _____ day of _________________, in the year 2008, before me, the undersigned personally appeared ________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

____________________________
Notary Public

UNIFORM FORM CERTIFICATE OF ACKNOWLEDGMENT
(Outside of New York State)

STATE OF ______________________                                                                                                )
: ss.:
COUNTY OF ____________________                                                                                                )

On the _____ day of _________________, in the year 2008, before me, the undersigned, personally appeared ____________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument, and that such individual made such appearance before the undersigned in the _______________.  (Insert the city or other political subdivision and the state or country or other place the acknowledgement was taken.)

____________________________
(Signature and office of individualtaking acknowledgement)

Exhibit "A"

HVAC Specifications

(See Attached)

Exhibit "B"

Overtime Charges

(See Attached)

Exhibit "C"

Original 40th Floor Premises

(See Attached)

Schedule 1

Sections 10.02, 10.03 and 10.04 of the Lease

10.02.  (a) If the Tenant desires to assign this Lease or to sublet all or any portion of the demised premises, it shall (except as otherwise specifically provided in this Article) first submit in writing to Landlord the following information:

(i) whether the proposed transaction is an assignment or a sublease;

(ii) (x) if a sublease, the term of such proposed sublease and the demised premises or the portion thereof proposed to be sublet and the proposed rent therefor; or (y) if an assignment, the proposed effective date of the assignment, and the amount of any payments required to be paid by Tenant or the proposed assignee;

(iii) all other material terms of the proposed transaction including any free rent, work allowance, or work proposed to be performed by Tenant; and

(iv) at Tenant’s option (subject to the other terms of this Article 10) the Business Information (as defined in Section 10.03hereof );

and together with such information shall offer in writing (x) with respect to a prospective assignment, to assign this Lease to Landlord without any payment of moneys or other consideration therefor, but with a full release of Tenant from any and all obligations accruing under this Lease from and after the effective date of such assignment; or (y) with respect to a prospective subletting, to sublet to Landlord the portion of the demised premises involved (“Leaseback Area”) for the term specified by Tenant in its offer and at the lower of (A) Tenant’s proposed subrental or (B) at the same rate of fixed rent and additional rent; and otherwise on the same terms, covenants and conditions (including provisions relating to escalation rents), as are contained herein and as are allocable and applicable to the portion of the demised premises to be covered by such subletting; provided, however, if an offer of a sublease is made, and if the proposed sublease will result in all or substantially all of the demised premises being sublet, then (if Landlord accepts such offer) Landlord shall have the option to extend the term of the proposed sublease for the balance of the term of this Lease less one (1) day and if Landlord shall exercise such option Tenant shall not have the right to exercise the Renewal Option (as hereinafter defined), notwithstanding the provisions of Article 50 hereof to the contrary.

(b)           In addition, the offer shall specify the effective date of the assignment (if an assignment) or the date on which the Leaseback Area will be made available to Landlord (if a sublease), which date (in either case) shall be no earlier than

(i) one hundred twenty (120) days after the making by Tenant of the offer, if Tenant did not include the applicable Business Information in the offer; or

(ii) the earlier of (x) ninety (90) days after the making of such offer, and (y) the proposed rent commencement date of such sublease or the effective date of such assignment, as the case may be, if Tenant did include the Business Information; but in no event less than thirty (30) days after the making of such offer;

and in no event later than one hundred eighty (180) days following the giving of the offer.

(c)           (i)  Landlord shall either accept or reject such offer no later than sixty (60) days after such offer is submitted to Landlord, or if sooner, thirty (30) days after the Business Information is submitted to Landlord (regardless of whether the Business Information is submitted after the making of the offer).  If such offer shall contain the following words in bold and capital letters:  "LANDLORD’S FAILURE TO RESPOND TO THIS OFFER IN [60] [30] DAYS SHALL BE DEEMED TO MEAN THAT LANDLORD HAS WAIVED ITS RIGHT TO ACCEPT THE OFFER SET FORTH HEREIN", and Landlord shall fail to respond within sixty (60) days or (if earlier) thirty (30) days from the date that Tenant provides the Business Information,  such failure shall be deemed to mean that Landlord has waived its rights to accept such offer.

(ii)  If Landlord has rejected (or waived, or been deemed to have waived, its right to accept) any offer, Tenant shall not be obligated to give Landlord any further offer with respect to such proposed assignment or subletting; provided, however, Tenant shall be obligated to give Landlord another offer with respect to any proposed assignment or subletting if

(x) Tenant did not provide the Business Information at the time of the initial offer, and shall fail to provide the Business Information within the six (6) month period after submitting the initial offer;

(y) Tenant has provided the Business Information and Tenant and such assignee or sublessee, as the case may be, shall not have executed and unconditionally delivered an assignment agreement or a sublease, as the case may be, within the six (6) month period after the submission of the initial offer (or if Tenant and such assignee or sublessee are actively negotiating at the end of such six (6) month period, Tenant and such assignee or sublessee, as the case may be, shall not have executed and unconditionally delivered an assignment agreement or a sublease, as the case may be, within the nine (9) month period after the initial offer); or

(z) the net effective economic terms of the proposed assignment or subletting, as the case may be, shall vary by more than ten percent (10%) from the net effective economic terms set forth in such initial offer.

(iii) If, pursuant to the proviso in the immediately preceding subsection (ii), Tenant is required to give Landlord another offer with respect to a particular proposed assignment or sublease, then the provisions of  Section 10.02(a) shall again apply, except that Landlord shall respond to any such reoffer within fifteen (15) days; and if such reoffer shall contain the following words in bold and capital letters:  "LANDLORD’S FAILURE TO RESPOND TO THIS REOFFER IN FIFTEEN (15) DAYS SHALL BE DEEMED TO MEAN THAT LANDLORD HAS WAIVED ITS RIGHT TO ACCEPT THE REOFFER SET FORTH HEREIN” and Landlord shall fail to respond within such fifteen (15) day period, such failure shall be deemed to mean that Landlord has waived its rights to accept such offer; provided, however, if such reoffer includes the Business Information, then Landlord shall respond to any such reoffer within fifteen (15) days, and if Landlord is not accepting the offer, shall also consent or deny its consent to the specific assignment or subletting within such fifteen (15) day period; and if such reoffer shall contain the following words “LANDLORD’S FAILURE TO RESPOND TO THIS REOFFER IN FIFTEEN (15) DAYS SHALL BE DEEMED TO MEAN THAT LANDLORD HAS WAIVED ITS RIGHT TO ACCEPT THE REOFFER SET FORTH HEREIN AND THAT LANDLORD HAS CONSENTED TO THE SPECIFIED [SUBLEASE] [ASSIGNMENT] and Landlord shall fail to respond within such 15 day period, such failure shall be deemed to mean that Landlord has waived its rights to accept such offer and that Landlord consents to the specific assignment or subletting.

(iv) Landlord or its agents or designees shall have the right, during such time as Landlord is considering any offer, at reasonable times during business hours, to enter the demised premises to exhibit same to prospective sublessees.

(d)           If Landlord shall accept any such offer, Tenant shall then execute and deliver to Landlord, or to anyone designated or named by Landlord, an assignment or sublease, as the case may be, in either case in a form reasonably satisfactory to Landlord’s counsel.

If a sublease is so made to Landlord or its designee, it shall expressly:

(i)           permit Landlord to make further subleases of all or any part of the Leaseback Area and (at no cost or expense to Tenant) to make and authorize any and all changes, alterations, installations and improvements in such space as Landlord may deem necessary for such subletting, at Landlord’s expense.

(ii)           provide that Tenant will at all times permit reasonably appropriate means of ingress to and egress from the Leaseback Area;

(iii)           negate any intention that the estate created under such sublease be merged with any other estate held by either of the parties;

(iv)           provide that Landlord shall accept the Leaseback Area “as is” except that Landlord at Landlord’s expense, shall perform all such work and make all such alterations as may be required physically to separate the Leaseback Area from the remainder of the demised premises to permit lawful occupancy, it being intended that Tenant shall have no other cost or expense in connection with the subletting of the Leaseback Area;

(v)           provide that at the expiration of the term of such sublease Tenant will accept the Leaseback Area in its then existing condition, subject to the obligations of Landlord to make such repairs thereto as may be necessary to preserve the Leaseback Area in good order and condition, ordinary wear and tear is excepted.

Landlord shall indemnify and save Tenant harmless from all obligations under this Lease as to the Leaseback Area during the period of time it is so sublet, except for fixed annual rent and additional rents, if any, due under the within Lease, which are in excess of the rent and additional rents due under such sublease.

Subject to the foregoing, performance by Landlord, or its designee, under a sublease of the Leaseback Area shall be deemed performance by Tenant of any similar obligations under this Lease and any default under any such sublease shall not give rise to a default under a similar obligation contained in this Lease, nor shall Tenant be liable for any default under this Lease or deemed to be in default hereunder if such default is occasioned by or arises from any act or omission of the tenant under such sublease or is occasioned by or arises from any act or omission of any occupant holding under or pursuant to any such sublease.

10.03.                      If Tenant requests Landlord’s consent to a specific assignment or subletting, it shall submit in writing to Landlord (i) the name and address of the proposed assignee or sublessee, (ii) a duly executed letter of intent with respect to the proposed agreement of assignment or sublease (see Section 10.04 below), (iii) reasonably satisfactory information as to the nature and character of the business of the proposed assignee or sublessee, and as to the nature of its proposed use of the space, and (iv) banking, financial or other credit information relating to the proposed assignee or sublessee reasonably sufficient to enable Landlord to determine the financial or other credit information relating to the proposed assignee or sublessee (the foregoing, the “Business Information”).

10.04                      Notwithstanding anything to the contrary herein, if Landlord shall not have accepted Tenant’s offer (or shall be deemed not to have accepted Tenant’s offer), as provided in Section 10.02 hereof (and subject to the provisions of Section 10.02(c)(ii) hereof), then Landlord will not unreasonably withhold or delay its consent to Tenant’s request for consent to such specific assignment or subletting.  Subject to the provisions of Section 10.02 hereof regarding reoffers, Landlord shall respond to Tenant’s request no later than the earlier of (i) the thirtieth (30th) day after Tenant submitted the Business Information or (ii) the later of (x) the sixtieth (60th) day after submitting such offer and (y) the date that is fifteen (15) days after Tenant delivers the Business Information, if Tenant did not deliver the Business Information when it initially submitted such offer (the applicable period, the “Response Period”).  For the avoidance of doubt, the parties acknowledge that the Response Period may run concurrently with the period in which Landlord is considering an offer under Section 10.02 hereof.  If Landlord fails to respond by the end of the Response Period, then Tenant may notify Landlord in writing of such failure (together with a copy of the initial notice submitted by Tenant to Landlord) which notice shall contain the following language in bold and capital letters:  LANDLORD'S FAILURE TO RESPOND BY [TENANT TO INSERT LAST DAY OF THE RESPONSE PERIOD] SHALL BE DEEMED LANDLORD'S CONSENT TO THE TRANSACTION DESCRIBED IN THE ATTACHED NOTICE.  If Landlord again fails to respond within five (5) Business Days after it receives such notice, then Landlord shall be deemed to have consented to such request (provided such notice by Tenant reminds Landlord in writing that its failure to respond within such five (5) Business Day period will constitute such deemed consent by Landlord).  Any consent of Landlord under this Article shall be subject to the terms of this Article and conditional upon there being no default by Tenant, beyond any notice and grace period, under any of the material terms, covenants and conditions of this Lease at the time that Landlord’s consent to any subletting or assignment is requested and on the date of the commencement of the term of any proposed sublease or the effective date of any proposed assignment.

Schedule 2

Articles 49 and 50

ARTICLE 49

49.01  Additional Space.

(a) The term "Additional Space" shall mean any 41st Floor Expansion Space or any 43rd Floor Expansion Space.

(b) The term "Initial Tenant Requirement" shall mean the requirement that Tenant is the person or entity that executed and delivered the Seventh Amendment initially as the tenant thereunder or to a person or entity that succeeds to Tenant's interest under this Lease pursuant to Sections 10.08(a), (b), (c) or (d), 10.09 and/or 10.10 hereof.

(c) The term "Minimum Demise Requirement" shall mean the requirement that this Lease demises at least thirty-seven thousand one hundred ninety-one (37,191) square feet of rentable area; provided, however, that the Minimum Demise Requirement shall be decreased by the number of square feet of rentable area in any Leaseback Area if Landlord accepted any offer of Tenant with respect to such Leaseback Area; provided that in no event shall the Minimum Demise Requirement be less than thirty two thousand (32,000) square feet of rentable area.

(d) The term "Minimum Occupancy Requirement" shall mean the requirement that Tenant occupies, at the time in question, at least eighty percent (80%) of the rentable area that is demised by this Lease for the conduct of business.

(e) The term "41st Floor Expansion Space" shall mean the rentable area of the forty-first (41st) floor of the Building (or a portion thereof).

(f) The term "43rd Floor Expansion Space" shall mean the rentable area of the forty-third (43rd) floor of the Building (or a portion thereof).

(g) The term "Scheduled Additional Space Commencement Date" shall mean, as to the applicable Additional Space, either the Scheduled Post Expiration Commencement Date or (if earlier, and as set forth below) the Scheduled Accelerated Commencement Date, as the case may be.

(h) As to any Additional Space, the "Scheduled Post Expiration Commencement Date" means the day after the date that the lease for such Additional Space is scheduled to expire, (i) which in the case of the 41st Floor Expansion Space shall, subject to Section 49.02(b) hereof, be as set forth in a notice from Landlord to Tenant promptly following the date Landlord enters into any lease for all or any portion of the 41st Floor Expansion Space and (ii) which in the case of any portion of the 43rd Floor Expansion Space shall mean (subject to Section 49.01(i) hereof and Section 49.02(b) hereof) April 1, 2018.

(i) If any lease for Additional Space terminates prior to its scheduled expiration date, or if Landlord reasonably believes that any lease of any Additional Space will terminate earlier than the scheduled expiration of the term thereof, then Landlord shall have the right to accelerate the Scheduled Additional Space Commencement Date for the applicable Additional Space by giving notice thereof (the "Acceleration Notice") to Tenant, setting forth such accelerated commencement date for such portion of Additional Space (such accelerated date, the "Scheduled Accelerated Commencement Date"); provided that the Scheduled Accelerated Commencement Date shall in no event be less than sixty (60) days after Landlord gives the Acceleration Notice.

49.02	Option.

(a)           Tenant shall have the option (the "Additional Space Option") to lease an Additional Space for a term (the "Additional Space Term") commencing on the applicable Additional Space Commencement Date and expiring on the New Expiration Date (i.e., March 31, 2021), as such date may be extended pursuant to Article 50 hereof), by giving notice thereof (the "Additional Space Notice") to Landlord on or prior to the three hundred sixty-fifth (365th) day before the Scheduled Post Expiration Commencement Date for the applicable Additional Space; provided, however, if Landlord shall give an Acceleration Notice with respect thereto, then ten (10) business days after the date on which Landlord gives such Acceleration Notice.  Time shall be of the essence as to the date by which Tenant must give the Additional Space Notice to Landlord to exercise the Additional Space Option.  If Tenant does not give the Additional Space Notice to Landlord on or prior to the aforesaid dates, then Landlord shall thereafter have the right to lease the applicable Additional Space (or any part thereof) to any other person or entity on terms acceptable to Landlord in Landlord's sole discretion without being required to make any other offer to Tenant regarding the applicable Additional Space under this Article 49; (but subject to Section 49.02(b) hereof); provided, however, if by the last day on which Tenant is entitled to give such Additional Space Notice, Tenant does not give an Additional Space Notice to Landlord with respect to the entire 43rd Floor Expansion Space and Landlord thereafter leases a portion thereof to another Person, then prior to Landlord leasing the balance thereof to another Person, Landlord shall give Tenant a notice (the "Balance Notice") describing the particular portion of the 43rd Floor Expansion Space that is available for leasing and the Scheduled Additional Space Commencement Date with respect thereto, Tenant shall have the Additional Space Option to lease the Additional Space described in the Balance Notice for the Additional Space Term in accordance with the term of this Article 49, by giving an Additional Space Notice to Landlord within five (5) Business Days after Landlord gives the Balance Notice.  Tenant shall not have the right to revoke an Additional Space Notice given to Landlord pursuant to this Article 49; provided, however, that if (x) Tenant exercises the Additional Space Option for a particular Additional Space, and (y) Landlord subsequently exercises Landlord's rights under Section 49.01(i) hereof to accelerate the Scheduled Additional Space Commencement Date for such Additional Space, then Tenant shall have the right to revoke Tenant's exercise of the Additional Space Option for such Additional Space by giving notice thereof to Landlord on or prior to the fifteenth (15th) day after the date that Landlord gives Tenant notice of such acceleration of the Scheduled Additional Space Commencement Date for such Additional Space.  Tenant shall not have the right to exercise the Additional Space Option for only a portion of the applicable Additional Space.

(b)           Notwithstanding the foregoing to the contrary, if Tenant fails to exercise its rights as set forth herein to lease any Additional Space, then following the initial leasing thereof following such failure. Tenant shall have the rights set forth in this Article 49 with respect to such Additional Space but subject to the limitations set in this Article 49.  Promptly following the consummation of such initial leasing, following such failure to exercise, Landlord shall send Tenant a notice setting forth the Scheduled Post Expiration Commencement Date with respect thereto.

49.03	Certain Limitations.

(a) Tenant shall have the right to exercise an Additional Space Option only during the period that the Minimum Demise Requirement is satisfied, the Minimum Occupancy Requirement is satisfied and the Initial Tenant Requirement is satisfied.

(b) Tenant's exercise of an Additional Space Option shall be ineffective if, on the date that Tenant gives the applicable Additional Space Notice to Landlord, a monetary default or material nonmonetary default beyond applicable notice and cure periods has occurred and is continuing.  If (i) Tenant exercises an Additional Space Option, and (ii) on the Additional Space Commencement Date, a monetary default or material non-monetary default beyond applicable notice and cure periods has occurred and is continuing, the Minimum Demise Requirement is not satisfied, the Minimum Occupancy Requirement is not satisfied or the Initial Tenant Requirement is not satisfied, then, promptly upon learning of such occurrence, and prior to delivering possession of such Additional Space to Tenant, Landlord shall have the right to declare Tenant's exercise of such Additional Space Option ineffective by giving notice thereof to Tenant, in which case Landlord shall have the right to lease the applicable Additional Space (or any portion thereof) to any other person or entity on terms acceptable to Landlord in Landlord's sole discretion.

(c) Notwithstanding anything to the contrary herein, if as to any Additional Space, (x) Tenant exercises the Additional Space Option on or before the date that is three hundred sixty-five (365) days prior to the Scheduled Post Expiration Commencement Date for the applicable Additional Space and (y) no later than the date that is three hundred thirty-five (335) days prior to the Scheduled Post Expiration Commencement Date, Landlord gives Tenant a notice that Landlord is then in bona fide negotiations with the tenant then occupying the applicable Additional Space for an additional or renewal term for a period commencing on the Scheduled Post Expiration Commencement Date and stating in such notice the proposed expiration date of such renewal or extension term, then, Tenant shall have the right, within five (5) Business Days of such notice (time being of the essence) to revoke Tenant’s exercise of its Additional Space Option, in which event Tenant’s exercise of its Additional Space Option is void and of no further force and effect.  In the event that Tenant shall not so revoke Tenant's exercise of its Additional Space Option, and if, no later than the date that is three hundred five (305) days prior to the Scheduled Post Expiration Commencement Date, Landlord gives Tenant a notice stating that, Landlord and such tenant occupying such Additional Space have executed an agreement extending or renewing the term of such tenant's occupancy then Tenant's exercise of its Additional Space Option shall be deemed void and of no further force and effect (but if Landlord shall not give such notice, then Tenant’s exercise of the Additional Space Option shall continue to be in effect and binding on both parties). If Tenant shall so revoke Tenant's exercise of its Additional Space Option or if its Additional Space Option shall be deemed void as aforesaid, then Tenant shall not have the right to lease such Additional Space unless and until such Additional Space again becomes available for leasing including if available as a result of the expiration or earlier termination of the term of the agreement extending or renewing the term of such tenant's occupancy, in accordance with this Article 49, including, without limitation, Section 49.02(b) hereof.

(d) Tenant shall not have the right to exercise the Additional Space Option as to any Additional Space if the Scheduled Additional Space Commencement Date therefor will occur after the Option Cutoff Date and, without limiting the foregoing, Landlord shall not have any obligation to give Tenant an Acceleration Notice for any Additional Space if the Scheduled Accelerated Commencement Date therefor would occur on or after the Option Cutoff Date.  The term "Option Cutoff Date" shall mean March 31, 2020 (or following Tenant's exercise of the Renewal Option, March 31, 2021); it being agreed, however, that Tenant shall not be entitled to exercise an Additional Space Option for which the Scheduled Additional Space Commencement Date is after April 1, 2016, unless Tenant has exercised (or simultaneously with such exercise of the Additional Space Option, exercises) the Renewal Option in which event Tenant shall not be entitled to exercise an Additional Space Option for which the Scheduled Additional Space Commencement Date is on or after April 1, 2021.

(e)           Tenant shall not have the right to lease more than twenty thousand (20,000) square feet of rentable area of Additional Space pursuant to this Article 49; provided, however that notwithstanding the foregoing provision of this subsection (e), Tenant shall have the right to lease (x) an entire floor of Additional Space if Tenant has theretofore leased less than twenty thousand (20,000) square feet of rentable area of Additional Space and (y) any portion of the  Additional Space until Tenant leases the first portion of Additional Space that results in Tenant leasing an aggregate of twenty thousand (20,000) square feet or more of rentable area of Additional Space.  Notwithstanding anything to the contrary contained herein, Landlord shall not be obligated to divide any of the Additional Space for purposes hereof.

49.04   Lease Provisions Apply.

If Tenant exercises the Additional Space Option in accordance with the provisions of this Article 49, then, on the applicable Additional Space Commencement Date, the following provisions shall become effective:

(a) The applicable Additional Space shall be added to the Premises for purposes of this Lease (except as otherwise provided in this Section 49.04).

(b) Tenant shall use the 41st Floor Expansion Space, and Tenant shall cause any other person or entity claiming by, through or under Tenant to use the 41st Floor Expansion Space, in either case in accordance with Section 2.01 of this Lease.

(c) Tenant shall use the 43rd Floor Expansion Space, and Tenant shall cause any other person or entity claiming by, through or under Tenant to use the 43rd Floor Expansion Space, in either case in accordance with Section 2.01 of this Lease.

(d) The real estate tax escalation additional rent payable for each comparative from and after the applicable Additional Space Commencement Date shall be increased to reflect the inclusion of the applicable Additional Space in the Premises by an amount equal to the product obtained by multiplying (I) the ratio (expressed as a percentage) that the number of square feet of rentable area in the applicable Additional Space bears to the number of square feet of rentable area in the Building, by (II) the excess of (x) real estate taxes for the applicable comparative year, over (y) the applicable base year.

(e) The Expense Payment for each comparative year from and after the applicable Additional Space Commencement Date shall be increased to reflect the inclusion of the applicable Additional Space in the Premises by an amount equal to the product obtained by multiplying (I) the ratio (expressed as a percentage) that the number of square feet of rentable area in the applicable Additional Space bears to the number of square feet of rentable area in the Building, by (II) the excess of (x) Expenses for the applicable comparative year, over (y) the applicable base year.

(f) Landlord shall not be obligated to perform any work or make any installations in the applicable Additional Space or grant Tenant a work allowance therefor; provided, however, if Tenant shall lease, pursuant to the terms of this Article 49, Additional Space on the forty-first (41st) floor such that Tenant leases, in the aggregate, fifty percent (50%) of the rentable area of the forty-first (41st) floor, then promptly following the Additional Space Commencement Date on which Tenant first leases such fifty percent (50%), if Landlord has not done so following the date of the Seventh Amendment, Landlord shall upgrade, at Landlord's expense, the common corridor on such floor in a Building standard manner.

(g) The fixed annual rent for 41st Floor Expansion Space shall be an amount equal to the Rental Value therefor.

(h) The fixed annual rent for 43rd Floor Expansion Space shall be an amount equal to the Rental Value therefor.

(i)           For any Additional Space that is (x) less than 10,000 rentable square feet in the aggregate, the fixed annual rent therefor shall be increased to include an amount for Landlord to supply electricity to Tenant therefor and Tenant shall pay for Tenant's electrical consumption therein on a "rent inclusion" basis at commercially reasonable rates and otherwise pursuant to the terms of the Lease, as applicable, and (y) for Additional Space of 10,000 rentable square feet or more, Landlord shall install, at Landlord’s expense a submeter to measure Tenant’s electrical consumption therein, and Tenant shall pay for such electricity on a submetered basis in accordance with the terms of this Lease.

49.05  Delivery.

If Tenant exercises any Additional Space Option pursuant to this Article 49, then Landlord shall deliver vacant, broom-clean and exclusive possession of the applicable Additional Space to Tenant on the applicable Scheduled Additional Space Commencement Date; provided, however, that if Landlord shall be unable to deliver vacant, broom-clean and exclusive possession to Tenant of the applicable Additional Space on the Scheduled Additional Space Commencement Date, then Landlord, at Landlord's expense, shall use reasonable diligence to cause vacant and exclusive possession of the applicable Additional Space to be delivered to Tenant as promptly as reasonably practicable thereafter (the Scheduled Additional Space Commencement Date, or if  later, the  date on which Landlord delivers vacant and exclusive possession of the applicable Additional Space to Tenant as contemplated by this Section 49.05, being referred to herein as the "Additional Space Commencement Date"), and (y) if such person's or entity's right to remain in occupancy of the applicable Additional Space (or a portion thereof) terminates prior to the Scheduled Additional Space Commencement Date, then Landlord shall have no liability to Tenant (except as otherwise set forth above), and Tenant shall have no right to terminate or rescind this Lease or Tenant's exercise of the Additional Space Option or reduce the Rental, in each case deriving from Landlord's failure to deliver vacant and exclusive possession of the applicable Additional Space to Tenant on the Scheduled Additional Space Commencement Date (but for the avoidance of doubt, Tenant shall have no obligation in respect of any Additional Space prior to the applicable Additional Space Commencement Date).  Notwithstanding anything to the contrary contained herein, if Landlord fails to deliver possession of the applicable Additional Space to Tenant on or before the date that is three hundred sixty-five (365) days after the Scheduled Additional Space Commencement Date therefor, then Tenant shall have the right to rescind Tenant's election to lease the applicable Additional Space, by giving notice thereof to Landlord at any time after such three hundred sixty-fifth (365th) day  that Landlord has not delivered such applicable Additional Space to Tenant, in which event Tenant shall have no further obligations or liabilities or rights in connection with such applicable Additional Space.

ARTICLE 50

Renewal

50.01	Renewal Option.

(a) Subject to the terms of this Article 50, Tenant shall have the option (the "Renewal Option") to extend the term of this Lease for (x) the entire Premises or (y) 80% or more of the Premises (which 80% shall include the entire rentable area of the 42nd floor of the Building) (but if for a portion of the Premises described in this clause (y), then each portion of the Renewal Premises must be contiguous (vertically or horizontally) to another portion of the Renewal Premises) ( the portion of the Premises for which Tenant exercises such renewal option, the "Renewal Premises") for one (1) additional period of five (5) years (the "Renewal Term"), which Renewal Term shall commence on April 1, 2021 and end on March 31, 2026; provided that on the date that Tenant gives Landlord notice (the "Renewal Notice") of Tenant’s election to exercise the Renewal Option, (a) this Lease has not been previously terminated, (b) no monetary default or material non-monetary beyond applicable notice and cure periods has occurred and is continuing, (c) the Minimum Occupancy Requirement is satisfied, (d) the Minimum Demise Requirement is satisfied, and (e) the Initial Tenant Requirement is satisfied

(b) The Renewal Option shall identify the Renewal Premises and shall be exercisable only by Tenant's delivering the Renewal Notice to Landlord not later than March 31, 2020 (as to which date time shall be of the essence).  Landlord shall have the right to declare Tenant's exercise of the Renewal Option ineffective if (a) a monetary default or material non-monetary default has occurred and is continuing (after applicable notice and cure periods) on March 31, 2021, (b) the Minimum Occupancy Requirement is not satisfied as of March 31, 2021, (c) the Minimum Demise Requirement is not satisfied as of March 31, 2021, or (d) as of March 31, 2021, the Initial Tenant Requirement is not satisfied, in either case by giving notice thereof to Tenant during the period commencing March 31, 2021 and ending on the date that is fifteen (15) days after the New Expiration Date (it being understood that (x) if Landlord so declares Tenant's exercise of the Renewal Option ineffective, then the Term shall terminate on the fifteenth (15th) day after the date that Landlord gives Tenant notice of such declaration (in which case Tenant shall pay the rental due hereunder in respect of the Renewal Term to the extent accruing during the period commencing on the first day of the Renewal Term and ending on the date that the Term so terminates), and (y) nothing contained in this Section 50.01(b) limits Landlord's other rights or remedies after the occurrence of a default beyond applicable notice and cure periods).

50.02	Lease Provisions Apply.

If Tenant exercises the Renewal Option, then the leasing of the Renewal Premises during the Renewal Term shall be upon the terms set forth herein, except that the expiration date shall be March 31, 2026, and:

(a) the Fixed Rent for the Renewal Premises during the Renewal Term shall be the Rental Value thereof;

(b) Landlord shall have no obligation to perform any work in connection with Tenant's exercise of the Renewal Option;

(c) Landlord shall have no obligation to grant to Tenant any work allowance in connection with Tenant's exercise of the Renewal Option; and

(d) the provisions of this Article 50 shall not be applicable to permit Tenant to further extend the term of this Lease.

Schedule 3

Articles 53, 54 and 55

ARTICLE 53

OFAC Compliance.

53.01.  Tenant represents and warrants that (a) Tenant and each person or entity owning an interest in Tenant is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury ("OFAC") and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the "List"), and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (b) none of the funds or other assets of Tenant constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person (as hereinafter defined), (c) no Embargoed Person has any interest of any nature whatsoever in Tenant (whether directly or indirectly), (d) none of the funds of Tenant have been derived from any unlawful activity with the result that the investment in Tenant is prohibited by law or that this Lease is in violation of law, and (e) Tenant has implemented procedures, and will consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times.  The term "Embargoed Person" means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Tenant is prohibited[by law or Tenant is in violation of law.

53.02  Tenant covenants and agrees (a) to comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect, (b) to immediately notify Landlord in writing if any of the representations, warranties or covenants set forth in this paragraph or the preceding Section are no longer true or have been breached or if Tenant has a reasonable basis to believe that they may no longer be true or have been breached, (c) not to use funds from any "Prohibited Person" (as such term is defined in the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make any payment due to Landlord under this Lease and (d) at the request of Landlord, to provide such information as may be requested by Landlord to determine Tenant’s compliance with the terms of this Article 53.

53.03   Tenant hereby acknowledges and agrees that Tenant’s inclusion on the List at any time during the term of this Lease shall be a default hereunder.  Notwithstanding anything herein to the contrary, Tenant shall not permit the Premises or any portion thereof to be used or occupied by any person or entity on the List or by any Embargoed Person (on a permanent, temporary or transient basis), and any such use or occupancy of the Premises by any such person or entity shall be a default hereunder.

53.04
 Tenant shall provide documentary and other evidence of Tenant's identity and ownership as may be reasonably requested by Landlord at any time to enable Landlord to verify Tenant's identity or to comply with any legal request.

ARTICLE 54

Fair Market Rent

54.01  Certain Definitions.

(a)           The term "Rental Value" shall mean, as of the Applicable Date,

(i) in connection with the Renewal Term, and the Renewal Premises, the greater of (x) the annual Fixed Rent payable as of March 31, 2021 (without taking into account any abatement of Fixed Rent applicable as of such date) and (y) the Fair Market Rent for the Renewal Term; and

(ii) in connection with any Additional Space, only the Fair Market Rent for the applicable Additional Space.

(b)           The term "Fair Market Rent" shall mean annual fair market rental value for the Applicable Area on the Applicable Date for the applicable term.

(c)           The term "Applicable Area" shall mean, (x) the Renewal Premises in connection with the determination of the Fair Market Rent for the Renewal Term, and (y) the applicable Additional Space, in connection with the determination of the Fair Market Rent in connection with the exercise of an option under Article 49 of this Lease for the applicable term.

(d)	The term "Applicable Date" shall mean:

1. April 1, 2021, in connection with the determination of the Fair Market Rent for the Renewal Premises for the Renewal Term pursuant to Article 50 of this Lease.

2. the Scheduled Additional Space Commencement Date, in connection with the determination of the Fair Market Rent for any Additional Space under Article 49.

54.02	Fair Market Rent Assumptions.

The Fair Market Rent shall be determined assuming that the Applicable Area is free and clear of all leases and tenancies (including this Lease), that the Applicable Area is available for the purposes permitted by this Lease in the then rental market, that Landlord has had a reasonable time to locate a tenant, and that neither Landlord nor the prospective tenant is under any compulsion to rent, and taking into account all relevant factors.

54.03	Fair Market Procedure.

(a)
If Tenant exercises the Renewal Option, or Tenant exercises an Additional Space Option, then Landlord and Tenant shall each deliver simultaneously to the other, at Landlord's office, a notice (each, a "Rent Notice"), on a date mutually agreed upon, but in no event later than (and if no date is otherwise agreed to, then on):

1.           October 1, 2020, with respect to the Rent Notice for the determination of the Fair Market Rent in the Premises, in the case of a renewal pursuant to Article 50 of this Lease, and

2.           the later to occur of (I) three (3) months before the Scheduled Additional Space Commencement Date, and (II) the sixtieth (60th) day after the date that Tenant gives the applicable Additional Space Notice to Landlord, with respect to the Rent Notice for the determination of the Fair Market Rent for the applicable Additional Space, as the case may be, which Rent Notice shall set forth each of their respective determinations of the Fair Market Rent (Landlord's determination of the Fair Market Rent is referred to as "Landlord's Determination" and Tenant's determination of the Fair Market Rent is referred to as "Tenant's Determination").  If (i) Landlord fails to give Landlord's Determination to Tenant, and (ii) Tenant tenders Tenant's Determination to Landlord, then the Fair Market Rent for the Applicable Area shall be Tenant's Determination.  If (i) Tenant fails to give Tenant's Determination to Landlord, and (ii) Landlord tenders Landlord's Determination to Tenant, then the Fair Market Rent for the Applicable Area shall be Landlord's Determination.

If Tenant's Determination is lower than Landlord's Determination, then Landlord and Tenant shall attempt in good faith to agree upon the Fair Market Rent for a period of thirty (30) days after the date that Landlord gives Landlord's Determination to Tenant, and Tenant gives Tenant's Determination to Landlord.  If Tenant's Determination is higher than Landlord's Determination, then the Fair Market Rent for the Applicable Area shall be the average of Landlord's Determination and Tenant's Determination.  If Landlord and Tenant do not agree on the Fair Market Rent for the Applicable Area within thirty (30) days after the date that Landlord gives Landlord's Determination to Tenant, and the date that Tenant gives Tenant's Determination to Landlord, then Landlord and Tenant shall select jointly an individual that is an independent real estate appraiser that (i) neither Landlord nor Tenant, nor any of their respective Affiliates, has engaged during the immediately preceding period of three (3) years, and (ii) has at least ten (10) years of experience in appraising properties that are similar in character to the Building (such appraiser being referred to herein as the "Appraiser").   Landlord and Tenant shall each pay fifty percent (50%) of the Appraiser's fee.  If Landlord and Tenant do not agree on the Appraiser within ten (10) days after the last day of such period of thirty (30) days, then either party shall have the right to institute an Expedited Arbitration Proceeding (as hereinafter defined) or the sole purpose of designating the Appraiser.

(b) The parties shall instruct the Appraiser to (i) conduct the hearings and investigations that he or she deems appropriate, and (ii) choose either Landlord's Determination or Tenant's Determination as the better estimate of Fair Market Rent for the Applicable Area, within thirty (30) days after the date that the Appraiser is designated.  The Appraiser's aforesaid choice shall be conclusive and binding upon Landlord and Tenant.  Each party shall pay its own counsel fees and expenses, if any, in connection with the procedure described in this Article 54.  The Appraiser shall not have the power to supplement or modify any of the provisions of this Lease.

(c) If the final determination of the Fair Market Rent is not made on or before the Applicable Date in accordance with the provisions of this Article 54, then, pending such final determination, the Fair Market Rent shall be deemed to be an amount equal to the average of Landlord's Determination and Tenant's Determination.  If, based upon the final determination hereunder of the Fair Market Rent, the payments made by Tenant on account of the Rental for the period prior to the final determination of the Fair Market Rent were less than the Rental payable for such period, then Tenant, not later than the thirtieth (30th) day after Landlord's demand therefor, shall pay to Landlord the amount of such deficiency, together with interest thereon at the Base Rate (as hereinafter defined).  If, based upon the final determination of the Fair Market Rent, the payments made by Tenant on account of the Rental for the period prior to the final determination of the Fair Market Rent were more than the Rental due hereunder for such period, then Landlord, not later than the thirtieth (30th) day after Tenant's demand therefor, shall pay such excess to Tenant, together with interest thereon at the Base Rate (it being agreed that if Landlord fails to make such payment within thirty (30) days after Tenant's demand therefor, then Tenant shall have the right to apply against the Rental thereafter coming due hereunder a credit in an aggregate amount equal to such excess and such interest, until such credit is exhausted). The term "Base Rate" shall mean the rate of interest announced publicly from time to time by, or its successor, as its "prime lending rate" (or such other term as may be used by Citibank N.A. (or its successor), from time to time, for the rate presently referred to as its "prime lending rate").

(d) The term "Expedited Arbitration Proceeding" shall mean a binding arbitration proceeding conducted in the city of New York under the Commercial Arbitration Rules of the American Arbitration Association (or its successor) (collectively, the "Rules") and administered pursuant to the Expedited Procedures provisions thereof; provided, however, that such arbitration shall be conducted for the sole purpose of selecting the Appraiser under Section 54.03 hereof; and provided, further, that with respect to any such arbitration, (i) the list of arbitrators referred to in Section E-4(b) of the Rules shall be returned within five (5) days from the date of mailing; (ii) the parties shall notify the American Arbitration Association (or its successor) by telephone, within four (4) days, of any objections to the arbitrator appointed and, subject to clause (vii) below, shall have no right to object if the arbitrator so appointed was on the list submitted by the American Arbitration Association (or its successor) and was not objected to in accordance with Section E-4(c) of the Rules as modified by clause (i) above; (iii) the notification of the hearing referred to in Section E-7 of the Rules shall be four (4) days in advance of the hearing; (iv) the hearing shall be held within seven (7) days after the appointment of the arbitrator; (v) the arbitrator shall have no right to award damages or vary, modify or waive any provision of this Lease; (vi) the decision of the arbitrator shall be final and binding on the parties; and (vii) the arbitrator shall not have been employed by either party (or their respective Affiliates) during the period of three (3) years prior to the date of the Expedited Arbitration Proceeding.

ARTICLE 55

55.01	Tenant's Indemnification of the Landlord Indemnitees.

(a) Subject to the terms of this Section 55.01, and in addition to any obligations of Tenant under Paragraph 12 of the Seventh Amendment, Tenant shall indemnify the Landlord Indemnitees (as hereinafter defined), and hold the Landlord Indemnitees harmless, from and against, all losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) that are incurred by a Landlord Indemnitee and that derive from a claim (a "Claim Against Landlord") made by a third party against such Landlord Indemnitee arising from or alleged to arise from:

                                1. any accident, injury or damage to any person or property caused by the negligent act or negligent omission of any Tenant Indemnitee (as hereinafter defined) at the Building during the term of this Lease;

2. an event or circumstance that occurs during the term of this Lease in the demised premises, other than in any Leaseback Area;

3. the breach of any covenant to be performed by Tenant hereunder; or

4. a material misrepresentation made by Tenant hereunder.

Notwithstanding anything to the contrary herein, Tenant shall not be required to indemnify the Landlord Indemnitees, or hold the Landlord Indemnitees harmless, in either case as aforesaid, to the extent that the negligence or, willful misconduct or breach of this Lease of a Landlord Indemnitee or any act or omission of any tenant, subtenant or occupant of any Leaseback Area contributed to the loss or damage sustained by the Person making the Claim Against Landlord (as hereinafter defined).

(b) The term "Landlord Indemnitees" shall mean, collectively, Landlord, each ground lessor holding a superior interest to Landlord in the Building or the land on which it is locate, each mortgagee of the Building and their respective partners, members, managers, shareholders, officers, directors, employees, trustees and agents.

(c) The term "Tenant Indemnitees" shall mean Tenant, each assignee of this Lease and each subtenant of the demised premises and their respective partners, members, managers, shareholders, officers, directors, employees, trustees and agents.

1. The parties intend that the Landlord Indemnitees (other than Landlord) shall be third-party beneficiaries of this Section 55.01.

2. Nothing contained in this Section 55.01 shall be deemed to relieve Landlord of the obligation to maintain insurance in respect of the Building in accordance with the terms of this Lease.

55.02	Landlord's Indemnification of the Tenant Indemnitees.

(a) Subject to the terms of this Section 55.02, and in addition to any obligation of Landlord under Paragraph 12 of the Seventh Amendment, Landlord shall indemnify the Tenant Indemnitees, and hold the Tenant Indemnitees harmless, from and against, all losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) that are incurred by a Tenant Indemnitee and that derive from a claim (a "Claim Against Tenant") made by a third party against such Tenant Indemnitee arising from or alleged to arise from:

1. the breach of any covenant to be performed by Landlord hereunder;

2. a material misrepresentation made by Landlord hereunder; or

3. a wrongful act or wrongful omission of any Landlord Indemnitee at the Building (including, without limitation, a wrongful act or wrongful omission of any person or entity that leases or occupies any Leaseback Space by virtue of Landlord's exercising Landlord's rights under Section 10.02 hereof).

Notwithstanding anything to the contrary herein, Landlord shall not be required to indemnify the Tenant Indemnitees, or to hold the Tenant Indemnitees harmless, in either case as aforesaid, to the extent that the negligence or willful misconduct of a Tenant Indemnitee contributed to the loss or damage sustained by the Person making the Claim Against Tenant.

(b) The parties intend that the Tenant Indemnitees (other than Tenant) shall constitute third-party beneficiaries of this Section 55.02.

55.03	Indemnification Procedure.

(a) If at any time a Claim Against Tenant is made or threatened against a Tenant Indemnitee, or a Claim Against Landlord is made or threatened against a Landlord Indemnitee, then the Person entitled to indemnity under this Article 55 (the "Indemnitee") shall give to the other party (the "Indemnitor") notice of such Claim Against Tenant or such Claim Against Landlord, as the case may be (the "Claim"); provided, however, that the Indemnitee's failure to provide such notice shall not impair the Indemnitee's rights to indemnity as provided in this Article 55 except to the extent that the Indemnitor is prejudiced materially thereby.  Such notice shall state the basis for the Claim and the amount thereof (to the extent such amount is determinable at the time that such notice is given).

(b) The Indemnitor shall have the right to defend against the Claim using attorneys that the Indemnitor reasonably designates and that are approved by the Indemnitee approves (it being understood that (I) the Indemnitee shall not unreasonably withhold, condition or delay such approval, (II) the Indemnitee shall be deemed to have approved such attorneys if the Indemnitee fails to respond within ten (10) days to the Indemnitor's request for approval, and (III) the attorneys designated by the Indemnitor's insurer shall be deemed approved by the Indemnitee for purposes hereof).  Without limiting any other obligation under this Lease, each Indemnitee agrees to cooperate and make available to the Indemnitor such information as is reasonably necessary in connection with such defense.  The Indemnitor's failure to notify the Indemnitee of the Indemnitor's election to defend against the Claim within thirty (30) days after the Indemnitee gives such notice to the Indemnitor shall be deemed a waiver by the Indemnitor of its aforesaid right to defend against the Claim.

(c) Subject to the terms of this Section 55.03(c), if the Indemnitor elects to defend against the Claim pursuant to Section 55.03(b) hereof, then the Indemnitee may participate, at the Indemnitee's expense, in defending against the Claim.  The Indemnitor shall have the right to control the defense against the Claim (and, accordingly, the Indemnitee shall cause its counsel to act accordingly).  If there exists a conflict between the interests of the Indemnitor and the interests of the Indemnitee, then the Indemnitor shall pay the reasonable fees and disbursements of any counsel that the Indemnitee retains in so participating in the defense against the Claim.  Except as otherwise provided in this Section 55.03(c), the Indemnitor shall not be required to pay the costs that Indemnitee otherwise incurs in engaging counsel to consult with Indemnitee in connection with the Claim.

(d) If the Claim is a Claim Against Landlord, then Landlord shall cooperate reasonably with Tenant in connection therewith.  If the Claim is a Claim Against Tenant, then Tenant shall cooperate reasonably with Landlord in connection therewith.

(e) The Indemnitor shall not consent to the entry of any judgment or award regarding the Claim, or enter into any settlement regarding the Claim, except in either case with the prior approval of the Indemnitee (any such entry of any judgment or award regarding a Claim to which the Indemnitor consents, or any such settlement regarding a claim to which the Indemnitor agrees, being referred to herein as a "Settlement").  The Indemnitee shall not unreasonably withhold, condition or delay the Indemnitee's approval of a proposed Settlement, provided that (I) the Indemnitor pays, in cash, to the Person making the Claim, the entire amount of the Settlement contemporaneously with the Indemnitee's approval thereof (so that neither the Indemnitor nor the Indemnitee have any material obligations regarding the applicable Claim that remain executory from and after the consummation of the Settlement), or (II) the Person making the Claim releases the Indemnitee from any obligations owed to such Person pursuant to such Settlement that remain executory after the consummation thereof).  If (x) the terms of the Settlement do not provide for the Indemnitor's making payment, in cash, to the Person making the Claim, the entire amount of the Settlement, contemporaneously with the Indemnitee's approval thereof (so that either the Indemnitor or the Indemnitee have any material obligations regarding the applicable Claim that remain executory from and after the consummation of the Settlement), (y) the Person making the Claim does not release the Indemnitee from any obligations owed to such Person pursuant to such Settlement that remain executory after the consummation thereof, and (z) the Indemnitee does not approve the proposed Settlement, then the Indemnitor's aggregate liability under this Article 55 for the Claim (including, without limitation, the costs incurred by the Indemnitor for legal costs and other costs of defense) shall not exceed an amount equal to the sum of (i) the aggregate legal costs and defense costs that the Indemnitor incurred to the date that the Indemnitor proposes such Settlement, (ii) the amount that the Indemnitor would have otherwise paid to the Person making the applicable Claim under the terms of the proposed Settlement, and (iii) the aggregate legal costs and defense costs that the Indemnitor would have reasonably expected to incur in consummating the proposed Settlement.

(f) If the Indemnitor does not elect to defend against the Claim as contemplated by this Section 55.03, then the Indemnitee may defend against, or settle, such claim, action or proceeding in any manner that the Indemnitee deems appropriate, and the Indemnitor shall be liable for the Claim to the extent provided in this Article 55. Without limiting any other obligation under this Lease, the Indemnitor agrees to cooperate and make available to the Indemnitee such information as is reasonably necessary in connection with such defense.

(g) If the Indemnitor or Indemnitee cooperates in the defense, or makes information available in connection therewith, then the party that requested such cooperation shall pay reasonable out-of-pocket costs and expenses (including, without limitation, reasonable legal fees and disbursements) of the party providing such cooperation and information.